                                                            EXHIBIT (10)(xxviii)
                                                            TO 2000 FORM 10-K

                         Dated       November 15, 2000
                         -----------------------------


                   (1)  HERON QUAYS PROPERTIES LIMITED

                   (2)  THE NORTHERN TRUST COMPANY

                   (3)  CANARY WHARF GROUP PLC


                           ________________________



                              AGREEMENT FOR LEASE
                               -   relating to -
             the development and leasing of B1 B1M and Floors 5-11
                       of a new building on parcel HQ-4
                           Canary Wharf  London  E14

                           ________________________









                             ASHURST MORRIS CRISP
                                Broadwalk House
                                5 Appold Street
                                London EC2A 2HA

                              Tel:  020 7638 1111
                              Fax:  020 7972 7990

                             MEW474C00049/1953324

                                   CONTENTS

CLAUSE                                                                      PAGE
PART 1.....................................................................    1
DEFINITIONS AND INTERPRETATION.............................................    1
1.  DEFINITIONS............................................................    1
2.  INTERPRETATION.........................................................   14

PART 2.....................................................................   16
CONSULTANTS AND TRADE CONTRACTORS..........................................   16
3.  CONSULTANTS AND TRADE CONTRACTORS......................................   16

PART 3.....................................................................   17
DEVELOPMENT OBLIGATIONS....................................................   17
4.  APPROVALS AND STATUTORY REQUIREMENTS...................................   17
5.  THE DEVELOPMENT........................................................   18
6.  EXECUTION OF THE BASE BUILDING WORKS...................................   20
7.  VARIATIONS TO THE BASE BUILDING WORKS..................................   20
8.  TENANT'S REQUESTED MODIFICATIONS.......................................   22
9.  SITE VISITS AND MEETINGS AND SUPPLY OF INFORMATION AND DOCUMENTATION...   28
    COPYRIGHT..............................................................   30

PART 4.....................................................................   30
TENANT'S WORKS.............................................................   30
11. APPROVAL OF TENANT'S WORKS.............................................   30
12. EXECUTION OF TENANT'S WORKS AND SUBSEQUENT OCCUPATION..................   32
13. TENANT'S WORKS AREAS AND EARLY ACCESS..................................   35
14. ANCILLARY PROVISIONS AS TO TENANT'S WORKS..............................   37
15. ENTRY BY THE DEVELOPER TO THE DEMISED PREMISES AFTER THE ACCESS DATE...   38
16. NOT USED...............................................................   38
17. AGREEMENT AS TO OPERATION OF LANDLORD AND TENANT ACT 1927..............   38

PART 5.....................................................................   39
INDEPENDENT MEASUREMENT AND PRACTICAL COMPLETION...........................   39
18. MEASUREMENT............................................................   39
19. PRACTICAL COMPLETION...................................................   40

PART 6.....................................................................   42
DEFECTS....................................................................   42
20. DEFECTS................................................................   42

PART 7.....................................................................   43
INSURANCE..................................................................   43
21. INSURANCE..............................................................   43

PART 8.....................................................................   46
GRANT OF THE LEASE.........................................................   46
22. GRANT OF LEASE, CALCULATION OF RENTS AND OTHER TERMS...................   46
23. TITLE..................................................................   52
24. CONDITIONS AFFECTING THE GRANT OF THE LEASE............................   53

PART 9.....................................................................   54
TENANT'S COVENANT, EVENTS OF DEFAULT.......................................   54
25. DELAY..................................................................   54
26. EVENT OF DEFAULT.......................................................   54
27. NOT USED...............................................................   55
28. NOT USED...............................................................   55

PART 10....................................................................   55
TAX........................................................................   55
29. VALUE ADDED TAX........................................................   55

PART 11....................................................................   56
DISPUTES, NOTICES AND SENIOR MANAGERS......................................   56
30. DISPUTES...............................................................   56
31. NOTICES................................................................   57
32. SENIOR MANAGERS........................................................   58

PART 12....................................................................   59
GENERAL PROVISIONS.........................................................   59
33. GENERAL PROVISIONS.....................................................   59
34. DEVELOPER'S SURETY GUARANTEE...........................................   63

SCHEDULE 1.................................................................   65
Jewish Holy Days...........................................................   65

SCHEDULE 2.................................................................   67
(Form of Deed of Acknowledgement of certain Developer's obligations to be
    provided in respect of each Lease).....................................   67

SCHEDULE 3.................................................................   69
(Form of Licence re Tenant's Works and Reinstatement TRM's)................   69

SCHEDULE 4.................................................................   72
Method Statement Matters...................................................   72

SCHEDULE 5.................................................................   74
"Preliminaries"............................................................   74

                        INDEX OF ANNEXURES AND EXHIBITS

-------------------------------------------------------------------------------------------------------------
Annexure                                                         Clause
-------------------------------------------------------------------------------------------------------------
 A   Demised Premises Plans and Development Site Plan
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
 1.  Demised Premises Plans                                      "Demised Premises
-------------------------------------------------------------------------------------------------------------
 2.  Development Site Plan                                       "Development Site Plan"
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
 B   Building Plans Specifications and Schedules
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
 3.  Outline Specification Building HQ4                          "Base Building Definition"
-------------------------------------------------------------------------------------------------------------
 4.  Schedule of Base Building Plans                             "Base Building Plans"
-------------------------------------------------------------------------------------------------------------
 5.  Critical Dates Schedule                                     "Critical Dates Schedule"
-------------------------------------------------------------------------------------------------------------
 6.  Minimum Standard Developer's Finish                         "MSDF Works"
-------------------------------------------------------------------------------------------------------------
 7.  Infrastructure Works Description and Plan                   "Infrastructure Works"
-------------------------------------------------------------------------------------------------------------
 8.  Schedule of Early Access Dates                              "Schedule of Early Access Dates"
-------------------------------------------------------------------------------------------------------------
 9.  Early Access Criteria                                       "Early Access Criteria"
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
 C   List of Material Trade Contractors and Warranties
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
 10. List of Existing Material Trade Contractors                 "Existing Material Trade Contractors"
-------------------------------------------------------------------------------------------------------------
 11. List of Services to be provided by a Material Trade         "Material Trade Contractor"
     Contractor
-------------------------------------------------------------------------------------------------------------
 12. Draft form of Existing Contractor's Warranty                "Clause 3.3"
-------------------------------------------------------------------------------------------------------------
 13. Draft form of Material Trade Contractor's Warranty          "Clause 3.3"
-------------------------------------------------------------------------------------------------------------
 14. Draft form of Key Consultant's Warranty                     "Clauses 3.1.2"
-------------------------------------------------------------------------------------------------------------
 15. Permitted Amendments to Warranties                          "Clauses 3.1.2, 3.1.3, 3.3"
-------------------------------------------------------------------------------------------------------------
 16. Substitute Consultant's Form of Warranty                    "Substitute's Warranty"
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
 D   Insurance
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
 17. CAR Policy                                                  "CAR Policy"
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
 E   Measurement
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
 18. Independent Measurer's Appointment                          "Clause 18.1.1"
-------------------------------------------------------------------------------------------------------------
 19. Measurement Plans                                           "Measurement Plans"
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
 F   Lease
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
 20. Lease                                                       "Lease"
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
 G   Opinion Letter
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
 21. Opinion Letter                                              "Letter of Opinion"
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
 H   Sub-underlease
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
 22. Sub-underlease                                              "Sub-underlease"
-------------------------------------------------------------------------------------------------------------

THIS AGREEMENT is made the    day of          2000

B E T W E E N:-

(1) HERON QUAY PROPERTIES LIMITED whose registered office is at One Canada Square Canary Wharf London E14 5AB (Company registration number 2276627) (the "Developer");

(2) THE NORTHERN TRUST COMPANY an Illinois banking corporation registered in the State of Illinois whose registered office is 50 South La Salle Street Chicago Illinois 60675 whose address for service in the U.K. is 155 Bishopsgate London EC2M 3XS (the "Tenant")

(3) CANARY WHARF GROUP PLC whose registered office is at One Canada Square Canary Wharf London E14 5AB (Company registration number 3114622) (the "Developer's Surety")


INTRODUCTION

(A) The Developer intends to continue the development of the Development Site by constructing or procuring the construction on the Site of the Base Building Works in accordance with the terms of this Agreement

(B) When the Base Building Works have been completed the Developer has agreed to grant and the Tenant has agreed to accept in accordance with the terms of this Agreement two leases for a term of 20 years of those parts of the Building together comprising the Demised Premises

(C) The Tenant is aware that (without prejudice to the Developer's primary obligations to the Tenant under this Agreement) the design and construction of the Base Building Works under this Agreement will be carried out pursuant to the Contract by CWCL

THE PARTIES AGREE as follows:-

                                    PART 1
                        DEFINITIONS AND INTERPRETATION


1.   DEFINITIONS

     In this Agreement, unless the context requires otherwise, the following words and expressions shall have the following meanings:-

1.1 "1927 Act Notice" means a formal notice served by the Tenant pursuant to and specifying expressly Section 3 of the Landlord and Tenant Act 1927 and as specified in Clause 17

1.2 "Access Date" means the date which is five (5) Working Days after the date of issue of Base Building Works Practical Completion Certificate

1.3 "Address" means the address of the party in question shown on the first page of this Agreement or such other address as the party in question may from time to time notify in writing to the other parties to this Agreement as being its address for service for the purposes of this Agreement

1.4  "Approvals" means:-

     1.4.1 all consents, licences, permissions and approvals (including agreements under Section 52 of the Town and Country Planning Act 1971 and Section 106 of the Town and Country Planning Act 1990) of any local or other competent authority;

     1.4.2 all consents, licences, permissions and approvals arising under or pursuant to any Statutory Requirements; and

     1.4.3 all consents, licences, permissions and approvals required of any mortgagee or other party having rights, privileges or controls over the Development Site or the Site which may from time to time be necessary to enable the Developer or the Tenant lawfully to commence and carry out and complete the Base Building Works or the Tenant's Works (as appropriate) and each and every stage or phase thereof (as appropriate) including, if the same are destroyed or damaged, the reinstatement of the same and thereafter to grant the Lease and to enable the Tenant to use the Demised Premises for the purposes of use as offices for which the same have been designed as at the date of this Agreement (other than the fire certificate which it shall be the Tenant's responsibility to obtain) and the term "Approval" shall be construed accordingly

1.5 "Approved Plans" means the Base Building Definition together with further amplified and detailed completed versions of it and any variations, alterations or additions to it made in accordance with the provisions of this Agreement

1.6 "Base Building" means the building the scope of which is described in the Base Building Definition

1.7 "Base Building Architect" means Adamson Associates a Partnership of Corporations of 55 Park Street East Mississauga Ontario L53 4P3 Canada or such other firm as is appointed to perform the function of issuing the Base Building Works Practical Completion Certificate

1.8  "Base Building Definition" means the aggregate of:-

     1.8.1 the specification dated 10 November 2000 entitled "Outline Specification Building HQ-4" annexed to this Agreement as Annexure 3 as the same may be modified supplemented or added to from time to time in accordance with this Agreement; and

     1.8.2  the Base Building Plans

     so as to provide a state of the art modern office building as the same would be interpreted as at the date of this Agreement and of no lesser quality and standard than the building known as 17 Columbus Courtyard located on Parcel B4 on the Development Site Plan

1.9 "Base Building Plans" means the outline building plans listed in the drawings schedule annexed to this Agreement as Annexure 4 and identified in bundles initialled by the parties as the same may be modified, supplemented or added to from time to time in accordance with this Agreement

1.10 "Base Building Works" means the construction of the Base Building as the same may be modified from time to time in accordance with this Agreement

1.11 "Base Building Works Finishes" means:-

     1.11.1 the entrance lobby finishes

     1.11.2 the toilet finishes

     1.11.3 the lift interior finishes

1.12 "Base Building Works Practical Completion" means practical completion of the Base Building Works

1.13 "Base Building Works Practical Completion Certificate" means the certificate issued by the Base Building Architect to the effect that Base Building Works Practical Completion has been achieved

1.14 "Base Building Works Practical Completion Date" means the date specified in the Base Building Works Practical Completion Certificate as the date upon which Base Building Works Practical Completion was achieved or in case of dispute the date determined by the Independent Person in accordance with Clause 19.1 and references to the date of Base Building Works Practical Completion shall be construed accordingly

1.15 "Building" means the building comprising (inter alia) the Base Building Works and the Tenant's Works to be constructed on the Site in accordance with this Agreement

1.16 "Building Systems" means the mechanical, electrical, sanitary, heating, ventilating, life safety, air conditioning or other service systems of the Building

1.17 "CAR Policy" means the Contractors' All Risks Policy annexed to this Agreement as Annexure 17 including any subsequent revisions or substituted arrangements therefor which may be made from time to time in accordance with the provisions of this Agreement

1.18 "CDM Regulations" means the Construction (Design and Management) Regulations 1994

1.19 "Code of Measuring Practice" means the code of measuring practice published on behalf of the Royal Institution of Chartered Surveyors and the Incorporated Society of Valuers and Auctioneers (Fourth Edition dated November 1993 and not, for the avoidance of doubt, any up-dated edition)

1.20 "Consultancy Services" means the services contracted to be provided in relation to the carrying out of the Base Building Works by architects, structural engineers, other engineers, mechanical and electrical consultants and any other consultants (other than solicitors, selling agents and letting agents) employed by or on behalf of the Developer and/or CWCL

1.21 "Consultants" means all or any of those persons providing Consultancy Services in connection with the Developer's obligations under this Agreement but shall not include the Key Consultants

1.22 "Contract" means the Design and Construct Contract dated 28 February 1992 and made between (1) Heron Quays Developments Limited and (2) Olympia & York Contractors Limited (now known as CWCL) as the same has been or shall be varied in accordance with its terms from time to time and as novated on 16 April 1992 by an agreement made between (1) Heron Quays Developments Limited (2) Olympia & York Heron Quay Limited (now known as Heron Quays Properties Limited) and (3) Olympia & York Contractors Limited (now known as CWCL)

1.23 "Core Works" shall have the meaning given to that expression in Clause 11.1.2(b)

1.24 "Costs Estimate" shall have the meaning given to this expression in Clause 8.4.1(c)

1.25 "Counter-Notice" shall have the meaning given to that expression in Clause 19.1.3

1.26 "Critical Dates Schedule" means the schedule of dates and periods annexed to this Agreement as Annexure 5 as modified from time to time in accordance with this Agreement

1.27 "CWCL" means Canary Wharf Contractors Limited (Company number 2352250)

1.28 "Defects Costs in respect of the Base Building Works" means all reasonable and proper costs fees and expenses incurred by the Tenant expended or charged in remedying Latent Defective Works which have become apparent during the period of ten (10) years commencing on the Base Building Works Practical Completion Date PROVIDED ALWAYS THAT if it is agreed or determined that there shall have been Tenant's Delay then the said ten (10) year period shall commence upon the date which it is agreed or determined as provided in Clause 19.3 that Base Building Works Practical Completion would have been achieved but for Tenant's Delay AND PROVIDED FURTHER that the Developer shall not be liable for any Defects Costs in respect of the Base Building Works to the extent that any claim which the Developer would otherwise have had in relation to the defect under any contract, appointment, warranty, duty of care deed or insurance policy is defeated, vitiated or avoided in whole or in part as a result of the acts omissions negligence or default of the Tenant or its servants, agents, consultants, contractors or any sub-tenant, licensee or occupier of the Demised Premises or those for whom they are respectively responsible

1.29 "Defects Costs in respect of the Infrastructure Works" means any costs which are charged to the Tenant as an item comprised in the Estate Expenditure (as defined in the Lease) and which are expended in remedying Defects in the Infrastructure Works

1.30 "Defects in the Base Building Works" means all and any defects, shrinkages and other faults which manifest themselves in the Base Building Works within 358 days from the earlier of the date of the Base Building Works Practical Completion Certificate (or, if earlier the date on which it is agreed or determined as provided in Clause 19.3 that Base Building Works Practical Completion would have been achieved but for Tenant's Delay) and the date on which the Tenant takes up occupation of the Demised Premises for the purposes permitted pursuant to the Lease and which are not caused by the Tenant's or its servants' agents' consultants' or contractors' or any subtenants' licensees' or occupiers' or those for whom they are respectively responsible's act, omission, negligence or default (whether or not specified by the Tenant (after consultation with the Developer) in a schedule or schedules of defects which the Tenant may deliver to the Developer and this shall be no later than the expiration of the relevant period of 358 days as aforesaid and which the Developer agrees or which the Independent Person acting as an expert in accordance with Clause 30.5 determines are defects shrinkages or faults as aforesaid)

1.31 "Defects in the Infrastructure Works" means:

     1.31.1 defects, shrinkages or other faults which appear in the Development Site Infrastructure Works which manifest themselves within the relevant defects periods arising under the Development Site Infrastructure Contracts; and

     1.31.2 any latent or inherent defects in the Development Site Infrastructure Works which manifest themselves during the period of ten (10) years commencing on the date of practical completion of the relevant part of the Development Site Infrastructure Works (as to which the Developer shall supply a schedule of dates to the Tenant)
     and which in each case are attributable to or connected with the design workmanship test investigations or supervision of the construction or design of the Development Site Infrastructure Works or the materials used in them having been defective, inadequate, unsuitable or incomplete or otherwise substandard, judged in accordance with the terms of any Approvals and any codes of practice applicable in the case of design at the time when the relevant part of the Development Site Infrastructure Works was designed and in the case of workmanship at the time when the relevant work was done and in the case of materials at the time of specification

1.32 "Delay Notices" shall have the meaning given to this expression in Clause 19.3

1.33 "Demised Premises" means the premises to be demised by the Lease as the same are more particularly described therein (Lease 1 -B1M and Floors 9-11 and Lease 2 - B1 and Floors 5-8) and which are shown for identification purposes only edged red on the plans annexed to this Agreement as Annexure 1

1.34 "Design Development" means (all within the framework and subject to the standards set out in the Base Building Definition) the process of progressively developing the design detail of the Base Building Works and which design detail development or the need for which design detail development was capable of being reasonably envisaged at the date of this Agreement

1.35 "Determination Notice" shall have the meaning given to this expression in Clause 30.1

1.36 "Developer's Contracting Team" means CWCL and the Trade Contractors appointed by CWCL to carry out the Base Building Works (or any part of them) in accordance with this Agreement

1.37 "Developer's Solicitors" means Ashurst Morris Crisp of Broadwalk House 5 Appold Street London EC2A 2HA (Reference: RDV/474C00049) or such other firm of solicitors as the Developer shall appoint and notify to the Tenant as having been so appointed

1.38 "Development Site" means:-

     1.38.1 the land and water areas shown edged green on the Development Site Plan and any other land and water areas in which the Developer or a Group Company of the Developer acquires a freehold or leasehold interest and which the Developer or a Group Company of the Developer intends shall form part of the Development Site; and

     1.38.2 all buildings and appurtenances on the Development Site and all additions, alterations and improvements to such buildings and appurtenances

1.39 "Development Site Infrastructure Contracts" means the management or other contracts (and as the same may be amended from time to time) providing for the execution of the Development Site Infrastructure Works or any part of them

1.40 "Development Site Infrastructure Works" means the design and construction from time to time of infrastructure works within the Development Site

1.41 "Development Site Plan" means the plan annexed to this Agreement as Annexure 2

1.42 "Disclosure" shall have the meaning given to this expression in Clause
     33.4.1

1.43 "Early Access Date" means the date for access to the floor or floors of the Demised Premises specified in a notice served by the Developer in accordance with Clause 13.2.1 on the Tenant and being at least five (5) Working Days after issue of the notice

1.44 "Early Access Criteria" means the criteria annexed to this Agreement as Annexure 9

1.45 "Early Access Method Statement" has the meaning attributed to it in Clause 13.2.1

1.46 "Estimate of Tenant's Delay" shall have the meaning given to this expression in Clause 8.4.1(b)

1.47 "Estimated Unspent Costs" shall have the meaning given to that expression in Clause 8.4.1(d)

1.48 "Event of Default" means any of the events listed in Clause 26.1

1.49 "Existing Material Trade Contractors" means those Material Trade Contractors referred to in Annexure 10

1.50 "Force Majeure" means:-

     1.50.1 fire, lightning, explosion, flood, earthquake, exceptionally inclement weather conditions, war, hostilities, rebellion, revolution, insurrection, military or usurped power, civil war, terrorist action, aircraft or other aerial devices or articles dropped from them, strikes and other industrial disputes, riot, civil commotion, disorder and Government action

     1.50.2  any other matter, cause or circumstances

     1.50.3  any combination of the above mentioned causes

     in each case to the extent beyond the reasonable control of the Developer and any Group Company of the Developer and which adversely affects the performance by the Developer of the terms and provisions of this Agreement on the basis that there should be no double counting and so that for the avoidance of doubt in calculating the overall period of Force Majeure extensions for the purposes of this Agreement there shall also be included any period or periods of delay (but so that there is to be no double counting) consequential on any delays caused by any of the above events

1.51 "Group Company" means any company which is for the time being (a) a subsidiary of the relevant party or (b) the holding company or parent company of that party or (c) another subsidiary of the holding company or parent company of that party (whether or not that subsidiary may itself be a parent or holding company of a sub-group of companies within the whole group), in each case within the meaning of Sections 258, 259 and 736 of the Companies Act 1985, as amended by the Companies Act 1989

1.52 "HM Customs & Excise" means HM Customs & Excise or any other person, authority, body or official which is from time to time responsible for the care, management or administration of Value Added Tax

1.53 "Holy Days" means the Jewish Sabbath (one hour before sundown on Friday to one hour after sundown on Saturday) and the Jewish Holy Days specified in the Schedule 1

1.54 "Independent Measurer" means Plowman Craven & Associates of 141 Lower Luton Road, Harpenden, Hertfordshire AL5 5AQ or if they are unable or unwilling to act such other firm or company with expertise in measuring floors in premises of a nature similar to the Demised Premises as the parties may agree (or as may in default of agreement be nominated by the President for the time being of the Royal Institution of Chartered Surveyors (or his deputy) on the application of any party) in substitution therefor in accordance with this Agreement

1.55 "Independent Measurer's Certificate" has the meaning attributed to that expression in Clause 18.1.2

1.56 "Independent Person" means the independent person appointed to act as specified in Clause 30

1.57 "Infrastructure Works" means those works as detailed in the description at Annexure 7

1.58 "Initial Rent" shall have the meaning given to this expression in the Lease and shall be the amount calculated in accordance with the provisions of Clause 22.2.2

1.59 "Insured Risks" shall have the meaning given to that expression in Clause 21.2

1.60 "Insured Works" shall have the meaning given to that expression in Clause 21.3

1.61 "Interest Rate" means three (3) per centum per annum above the base rate of Barclays Bank plc in force from time to time or, if such base rate shall be incapable of determination three (3) per centum per annum above a rate reasonably equivalent to such base rate

1.62 "Key Consultants" means:-

     1.62.1 Cesar Pelli & Associates Inc of 1056 Chapel Street, Newhaven CT 06510 USA in relation to design and the Base Building Architect in relation to production

     1.62.2 Hilson Moran Partnership Limited of 16 Armstrong Mall Southwood Farnborough Hampshire GU14 0NR as Building Services Consultants and Vertical Transportation Consultants

     1.62.3 Ove Arup & Partners Limited of 13 Fitzroy Street London W1 as Structural Engineers

     and in each case such other firms as are appointed to perform the relevant function in connection with the Base Building in substitution for the foregoing

1.63 "Latent Defective Works" means any latent or inherent defects in the Base Building Works which:-

     1.63.1 directly adversely affect the beneficial use and occupation of the Demised Premises as offices; and

     1.63.2 manifest themselves after the expiry of the initial defects period referred to in Clause 1.30 and during the period of ten (10) years commencing on the date on which Base Building Works Practical Completion of the Base Building Works in question is achieved; and

     1.63.3 result from a breach by the Developer in respect of its obligations under this Agreement relating to the Base Building Works; and

     1.63.4 are present in the Base Building Works as originally designed and/or constructed; and

     1.63.5 are directly or indirectly attributable to or connected with the design workmanship tests investigations or supervision of the construction of the Base Building Works or the materials used in them having been defective, inadequate, unsuitable or incomplete or otherwise substandard, judged in accordance with the terms of any Approvals, the standards referred to in Clause 6.1 and any applicable codes of practice (in the case of design at the time when the relevant part of the Base Building Works was designed and in the case of workmanship at the time when the relevant work was done and in the case of materials at the time of specification); and

     1.63.6 are not caused or aggravated (whether directly or indirectly) by the carrying out of the Tenant's Works; and

     1.63.7 are no greater than would have been caused if the Tenant had given notice to the Developer as soon as reasonably practicable upon becoming aware of any latent or inherent defects in the Base Building Works; and

     1.63.8 are not caused or aggravated (whether directly or indirectly) by any acts or omissions by the Tenant or any sub-tenant licensee or occupier of the Demised Premises (or any persons acting for or on behalf of any of them or under their control)

     Provided Always that if it is agreed or determined that there shall have been Tenant's Delay then the said ten (10) year period specified in Clause
     1.63.2 shall commence upon the date which it is agreed or determined pursuant to Clause 19.3 that Practical Completion of the Base Building Works would have been achieved but for Tenant's Delay

1.64 "Lease" means the two leases of the Demised Premises (herein referred to as Lease 1 and Lease 2) to be granted to the Tenant in the form of the agreed draft annexed to this Agreement as Annexure 20 subject to such amendments as are agreed in writing between the parties or as are otherwise made in accordance with this Agreement

1.65 "Lease Insurance Date" has the meaning attributed to it in Clause 21.1

1.66 "Letter of Opinion" means the letters of opinion substantially in the form of the drafts attached as Annexure 21 but amended so as to relate to the Lease at the date of grant (and with such other amendments reasonably necessary to reflect any change in law or byelaws or other regulations)

1.67 "Long Stop Date" means 4 years after the Target Date as extended day for day by Tenant's Delay agreed or determined in accordance with clause 5.4.3

1.68 "Licence" means the licence regulating and approving the manner of execution of the Tenant's Works and the reinstatement of the Reinstatement TRM's in the form of the draft set out in Schedule 3 to be entered into as provided in Clauses 8.12 and 14.3

1.69 "Material Trade Contract" means a Trade Contract which is entered into with a Material Trade Contractor

1.70 "Material Trade Contractor" means any or all of the trade contractors providing any or all of the services listed in Annexure 11 in relation to the Base Building

1.71 "Measurer's Appointment" has the meaning attributed to it in Clause 18.1.1

1.72 "Measurement Plans" means the plans showing each floor of the Building annexed to this Agreement as Annexure 19

1.73 "Method Statement" has the meaning attributed to it in Clause 12.4

1.74 "Modification Consents" shall have the meaning given to this expression in Clause 8.4.1(a)

1.75 "Modification Costs" means (in relation to each element of each Tenant's Requested Modification) the aggregate of the following sums namely:-

     1.75.1 the sums payable to Trade Contractors in relation to or resulting from that element of the Tenant's Requested Modification including (but not limited to) in each case (if any) any relevant Trade Contractor Preliminaries; and

     1.75.2 a fixed preliminaries percentage of 12.5 per centum of the sums referred to in Clause 1.75.1 above; and

     1.75.3 all Key Consultants', Consultants' and other third party fees properly incurred or expended by the Developer and/or CWCL in connection with each element of the Tenant's Requested Modification, including but not limited to fees incurred (as applicable) in:-

             (a) determining the extent and scope of each element of the Tenant's Requested Modification

             (b)  preparation of the Modification Plans

             (c)  preparation of the Estimates referred to in Clause 8.4.1

             (d) preparation of the drawings referred to in Clauses 1.85.2 and 18.1.3(a)

             (e) assessing and determining the final out-turn cost of the Tenant's Requested Modification

             (f) assessing agreeing or preparing the Costs Estimate and monitoring and agreeing the sums finally payable to the Trade Contractors in relation to the Tenant's Requested Modifications

     1.75.4 the part or proportion of the sums, fees, costs and expenses specified in Clauses 1.75.1 to 1.75.3 (inclusive) which represents Value Added Tax, save to the extent that any party is entitled to credit or repayment in respect of such Value Added Tax from H.M. Customs & Excise

     1.75.5  3 per centum of the aggregate of the sums referred to in Clauses
             1.75.1 to 1.75.4 (inclusive)

     as adjusted pursuant to this Agreement and so that (for the avoidance of doubt) any sum which is recovered under one sub-clause shall not also be recovered under another sub-clause of this Clause 1.75

1.76 "Modifications" and "Modification Plans" shall each have the meaning given to the relevant expression in Clause 8.6

1.77 "MSDF Works" means the fitting out works described and of the minimum standard detailed in the document forming Annexure 6 hereto and entitled "Minimum Standard Developer's Finish for Tenant's Works" (the "MSDF Works Specification")

1.78 "Net Internal Area" means the net internal area expressed in square feet of the Building (ignoring any losses and gains arising from Tenant's Requested Modifications) and measured for the purposes of ascertaining the Net Internal Area under this Agreement in accordance with the Code of Measuring Practice and so that those areas coloured yellow on the Measurement Plans shall be excluded from the Net Internal Area and so that for the avoidance of doubt in the case of any conflict between the Code of Measuring Practice and this definition it is agreed that this definition shall prevail

1.79 "Planning Acts" means the Town and Country Planning Act 1990, the Planning (Listed Buildings and Conservation Areas) Act 1990, the Planning (Hazardous Substances) Act 1990, the Planning (Consequential Provisions) Act 1990 and the Planning and Compensation Act 1991 the Local Government Planning and Land Act 1980 and includes any other applicable town and country planning legislation

1.80 "Preliminaries" means the costs of the items identified in Schedule 5

1.81 "Prohibited Materials" means:

     1.81.1  high alumina cement concrete in structural elements;

     1.81.2 woodwool slabs in permanent formwork to concrete or in structural elements;

     1.81.3  calcium chloride used as a setting agent in cement;

     1.81.4  calcium silicate bricks or tiles;

     1.81.5 asbestos or asbestos containing products as defined in The Asbestos Regulations 1969 or in any statutory modification or re-enactment thereof current at the date of specification (save where trace natural elements thereof are used in products which comply with relevant British Standard Specifications);

     1.81.6 naturally occurring aggregates for use in reinforced concrete which do not comply with British Standard Specification 882 and 110 and naturally occurring aggregates for use in concrete which do not comply with British Standard Specification 8110: 1985;

     1.81.7  urea formaldehyde;

     1.81.8 materials containing fibres which have a diameter of 3 microns or less and a length of 200 microns or less;

     1.81.9 polytetrafluoroethylene (PTFE) except when used as a non-stick sealing within valves, jointing material between pipes or as an isolating tape;

     1.81.10 mineral fibres (man-made or naturally occurring) which are not contained or stabilised by materials to prevent fibre migration;

     1.81.11 halon;

     1.81.12 timber which is not obtained from a managed and regulated sustainable source;

     1.81.13 lead based paint;

     1.81.14 any other substances or materials generally considered in the United Kingdom construction industry to be deleterious or harmful to health and safety or not in accordance with relevant British standards and codes of practice or which have been declared deleterious in a publication of the Building Research Establishment at the relevant time

1.82 "Reinstatement TRM's" shall have the meaning given to that term in Clause 8.4.1(e)

1.83 "Relevant Estimates" shall have the meaning given to that term in Clause 8.4.1

1.84 "Rent Commencement Date" means the date calculated in accordance with Clauses 22.2.3 and 22.2.4

1.85 "Rent Review Specification" means the specification comprising:-

     1.85.1 the "as-built" Base Building Works but omitting Tenant Requested Modifications and substituting for them the relevant Base Building Definition items; and

     1.85.2  the TRM Plans; and

     1.85.3  the MSDF Works Specification

     to be annexed to the Lease

1.86 "Retained Parking Allocation" means the number of spaces calculated in accordance with clause 22.8.8

1.87 "Schedule of Early Access Dates" means the schedule annexed to this Agreement as Annexure 8 as modified from time to time in accordance with this Agreement

1.88 "Senior Manager" shall have the meaning given to this expression in Clause
     32

1.89 "Site" means the land shown edged red on the Development Site Plan

1.90 "Snagging Items" means any minor defects or omitted items or items of decoration or repair (not including items of or relating to the Tenant's Works) as specified in the list attached to or created at the same time as the Base Building Works Practical Completion Certificate which do not, and the completion of which will not, individually or collectively prevent or adversely affect (other than to an extent which is not material) the ability to carry out the Tenant's Works or the beneficial use and occupation of the Demised Premises as offices

1.91 "Statutory Requirements" means any Act of Parliament and any instrument, rules, orders, regulations, notices, directions, bye-laws, permissions and plans for the time being made under or deriving validity from it, all regulations, laws or directives made or issued by or with the authority of The European Commission and/or the Council of Ministers (which take effect in England and Wales) and any rules, regulations, building regulations, orders, bye-laws or codes of practice of any local authority or any utility company having jurisdiction in relation to the Base Building Works

1.92 "Substitute's Warranty" means the form of warranty annexed as Annexure 16

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1.93  "Sub-underlease" means the Sub-underlease of the Sub-underlease Premises to be granted to the Developer or any Group Company of the Developer in the form of the agreed draft annexed to this Agreement as Annexure 22

1.94 "Sub-underlease Category A Works" means any works undertaken in respect of the Sub-underlease Premises which shall comprise works of the nature of (whether or not they are identical to) the MSDF Works

1.95 "Sub-Underlease Consultants" means the consultant or consultants who provide material advice on the design and construction of the Sub-underlease Category A Works

1.96 "Sub-underlease Premises" means the premises to be demised by the Sub-underlease as the same are more particularly described therein

1.97 "Sub-underlease Parking Allocation" means the number of spaces calculated by deducting the Retained Parking Allocation from the Tenant's Parking Allocation of which the Developer (or the nominated Group Company) will be granted the use pursuant to paragraph 6 of the First Schedule of the Sub-underlease

1.98 "Target Date" means 1 June 2002 as extended day for day by Force Majeure and Tenant's Delay agreed or determined in accordance with Clause 5.4.3

1.99 "Tenant's Category A Works" means any works undertaken by the Tenant which shall comprise works of the nature of (whether or not they are identical to) the MSDF Works and which shall be of no lesser standard or extent than the MSDF Works and as approved by the Developer pursuant to Clause 11.4

1.100 "Tenant's Category B Works" means the works (if any) which are undertaken by the Tenant (in addition to the Tenant's Category A Works or in substitution thereof) as part of the fitting out of the Demised Premises and which are approved in accordance with the provisions of this Agreement

1.101 "Tenant's Consultants" means all or any of those persons appointed by the Tenant to provide material advice to the Tenant on the design and construction of the Demised Premises and/or the Tenant's Works

1.102 "Tenant's Contractors" shall have the meaning given to that expression in Clause 12.1

1.103 "Tenant's Delay" means any delay to the Base Building Works or any part or item of them arising out of or attributable to any act or omission or requirement of the Tenant or the Tenant's Contractors or the Tenant's Consultants or their respective agents, servants or contractors and any delays resulting from or properly attributable to any (or a combination) of the following (but so that there is to be no double counting):-

      1.103.1 any written request by the Tenant accepted and acted upon by the Developer that the Developer delay or procure the delay of the commencement, progress or completion of work on any part of the Base Building Works for any reason which is not as a result of the Developer's breach of its obligations in this Agreement;

      1.103.2 failure by the Tenant in accordance with the obligations in this Agreement to supply details and confirmations within the time limits or periods provided in the Critical Dates Schedule;

      1.103.3 any Tenant's Requested Modifications or the carrying out of the Tenant's Works or any works investigations process, actions claims or proceedings directly or indirectly consequent upon pursuant to or in connection with any Tenant's Requested Modification; or

      1.103.4  any breach by the Tenant of any of the terms of this Agreement and any other delay either expressly specified in this Agreement as or otherwise agreed between the parties to be a Tenant's Delay (but so that there is no double counting) and so that for the avoidance of doubt in calculating the overall period of any Tenant's Delay for the purposes of this Agreement:-

               (a) there shall also be included any period or periods of delay (but so that there shall be no double counting) consequential on any delays caused by any of the above events;

               (b) on each occasion of Tenant's Delay (but so that there shall be no double counting) there shall be an automatic addition on a day by day basis of such period of Tenant's Delay to all time periods in this Agreement which fall to be adjusted by Tenant's Delay and to accumulated periods of Tenant's Delay and Provided Further that for the avoidance of doubt nothing in this Agreement shall oblige the Developer to incur additional expenditure to mitigate Tenant's Delay unless and to the extent that the Tenant agrees in writing to reimburse the same pursuant to Clause 5.4.4

1.104 "Tenant's Inducement" means the aggregate of (a) the product of multiplying the Net Internal Area of Floors 6-11 (inclusive) expressed in square feet by (Pounds)50.00 and (b) the product of multiplying the Net Internal Area of Floor 5 expressed in square feet by (Pounds)25.00 (in both cases inclusive of any Value Added Tax which may be chargeable at any rate)

1.105 "Tenant's Parking Allocation" means the number of spaces calculated in accordance with clause 22.2.9 of which the Tenant will be granted the use pursuant to paragraph 6 of the First Schedule of the Lease

1.106 "Tenant's Plans" shall have the meaning ascribed to them in Clause
      11.1.2(a)

1.107 "Tenant's Quantity Surveyor" means Beverley Stewart of Allen Stewart Partnership 15-27 Gee Street London EC1V 3RD or such other person as may be appointed by the Tenant to perform the function of the Tenant's Quantity Surveyor pursuant to this Agreement and notified to the Developer as having been so appointed

1.108 "Tenant's Representative" means Nick Goodwin of Harrington or such other person as may be appointed by the Tenant to perform the function of the Tenant's Representative pursuant to this Agreement and notified to the Developer as having been so appointed

1.109 "Tenant's Requested Modification" means a modification or modifications requested by the Tenant in accordance with Clause 8.1 and as defined therein

1.110 "Tenant's Solicitors" means Linklaters of One Silk Street London EC2Y 8HQ (Ref: CBC) or such other firm of solicitors as the Tenant may appoint and notify to the Developer

1.111 "Tenant's Works" means, if any, collectively the Tenant's Category A Works and the Tenant's Category B Works or any of them as the context requires

1.112 "Tenant's Works Areas" shall have the meaning attributed to that expression in Clause 13.2.1

1.113 "Tenant's Works Practical Completion" means practical completion of the Tenant's Works

1.114 "Tenant's Works Practical Completion Certificate" means the certificate of the Tenant to the effect that Tenant's Works Practical Completion has been achieved

1.115 "Term Commencement Date" means the date calculated in accordance with Clause 22.2.1

1.116 "Trade Contractors" means each trade contractor appointed in connection with the Base Building Works

1.117 "Trade Contractors Preliminaries" means the preliminaries referred to in any contract entered into with a Trade Contractor

1.118 "TRM Application" shall have the meaning given to that expression in Clause 8.3

1.119 "TRM Authorisation Request" shall have the meaning given to that expression in Clause 8.4.1

1.120 "TRM Plans" shall have the meaning given to that expression in Clause 18.1.3(a)

1.121 "Unspent Costs" means in relation to each substitution comprised within a Tenant's Requested Modification the aggregate of the following sums, namely:-

      1.121.1 the amount (if any) by which the sums due and payable to Trade Contractors pursuant to the Trade Contract (including (if any) any relevant Trade Contractor Preliminaries) are reduced as compared to the sums which would otherwise but for the Tenant's Requested Modification in question have been so due and payable; and

      1.121.2 a fixed preliminaries percentage of 12.5 per centum of the sums referred to in Clause 1.121.1; and

      1.121.3 the amount (if any) by which the sums due and payable to Key Consultants and Consultants and other third parties are reduced as compared to the sums which would otherwise but for the Tenant's Requested Modification in question have been so due and payable; and

      1.121.4 an additional amount of 3 per centum of the aggregate of the sums referred to in Clauses 1.121.1 to 1.121.3 (inclusive)

1.122 "Value Added Tax" and "VAT" mean value added tax as provided for in the Value Added Tax Act 1994 and includes any other tax from time to time replacing it or of a similar fiscal nature

1.123 "Working Day" means any day (other than a Saturday or a Sunday or any Holy Day) upon which clearing banks in the United Kingdom are open to the public for the transaction of business

2.    INTERPRETATION

      In this Agreement unless the context otherwise requires:-

2.1 Words importing the masculine gender only shall include the feminine gender and neuter meaning and vice versa and words importing the singular number shall include the plural number and vice versa and all references to a Clause or Schedule shall mean a Clause of or Schedule to this Agreement;

2.2 References to drawings and documents annexed to this Agreement shall include the drawings and documents initialled for identification on behalf of the parties to this Agreement for the purposes of this Agreement (whether individually or as part of an agreed bundle or bound volume or otherwise);

2.3 The Clause and paragraph titles and headings are for convenience only and shall not be construed in or affect the interpretation of this Agreement;

2.4 Every covenant by a party comprising more than one person shall be deemed to be made by such party jointly and severally;

2.5 Words importing persons shall include firms, companies and corporations and vice versa and reference to the Tenant or to the Developer shall be deemed to extend to the Tenant's or the Developer's (as the case may be) servants and consultants, workmen, contractors, sub-contractors, agents or any person or persons acting on its or their behalf or under its or their control;

2.6 Any covenant by any party not to do any act or thing shall include an obligation not to permit or suffer such act or thing to be done and (so far as is within its direct control) to procure that it is not done and any reference to consent or approval or other confirmation not being unreasonably withheld (or similar expression) shall be deemed to include reference to such consent or approval or other confirmation not being unreasonably delayed;

2.7 Any reference to the right of the Developer or the Tenant to have access to, enter or call for information on the Site shall be construed as entitling the Developer or the Tenant (as the case may be) to supply the same to their respective servants, agents, professional advisers, contractors and workmen for the purposes of and contemplated by and upon terms (including as to confidentiality) which are consistent with this Agreement;

2.8 Any reference to a statute (whether specifically named or not) shall include any amendment or re-enactment of it for the time being in force, and all instruments, orders, notices, regulations, directions, bye-laws, permissions and plans for the time being made, issued and or given under it, or deriving validity from it (in each case a "Change") provided that where any design has been carried out or work commenced or scheduled under this Agreement and any relevant Change takes place then the Developer may (insofar as to do so would not place it or any future occupier of all or part of the Building in breach of a Statutory Requirement) carry out and complete the Base Building Works or perform any of its other obligations hereunder as if such Change had not taken place;

2.9 The words "including" "include" "excluding" and "exclude" shall be deemed to be followed by the words "without limitation"

2.10 Whenever pursuant to this Agreement a party is required to give consent, approval or confirmation (in this Clause 2.10 each a "relevant approval") within a specified time period (in this Clause 2.10 the "time period") it shall be reasonable for the party requested to give the relevant approval to withhold, refuse or delay the relevant approval if the information provided to it (taken together with its existing knowledge) is insufficient properly to enable it to give its consent, approval or confirmation and if within the time period such party gives notice to the party requesting the relevant approval that it requires specifically identified further information in order to be able properly to consider the request for the relevant approval

2.11 Save where provided to the contrary, all sums payable by the Tenant pursuant to this Agreement shall be deemed to be exclusive of any Value Added Tax which may be chargeable on the supply or supplies for which such sums (or any part of such sums) are the whole or part of the consideration for Value Added Tax purposes; and

2.12 Any reference to any right, entitlement or obligation of any person under the laws in relation to Value Added Tax, or any business carried on by any person for Value Added Tax purposes, shall (where appropriate and unless the context otherwise requires) be construed, at any time when such person is treated as a member of a group for the purposes of Section 43 of the Value Added Tax Act 1994 to include a reference to the right, entitlement or obligation under such loan of, or the business carried on for Value Added Tax purposes by the representative member of such group at such time (the term "representative member" to be construed in accordance with the said Section 43)

                                    PART 2
                       CONSULTANTS AND TRADE CONTRACTORS

3.    CONSULTANTS AND TRADE CONTRACTORS

3.1   Appointment of Key Consultants

      3.1.1 The Developer shall appoint the Key Consultants and, insofar as the same have not already been provided to the Tenant, procure that there are delivered to the Tenant within twenty (20) Working Days of the date of this Agreement copies of all completed appointments of Key Consultants (excluding financial information) and shall procure the supply to the Tenant of copies of any other Key Consultants' appointments (excluding financial information) as soon as reasonably practicable following their completion

      3.1.2 The Developer shall procure that each of the Key Consultants executes a warranty in favour of the Tenant in respect of each Lease in the form of the draft warranty annexed as Annexure 14 in each case with non-material variations or pre-agreed permitted amendments as set out in Annexure 15 only unless the Tenant shall otherwise approve an amendment (such approval not to be unreasonably withheld). If approval shall not have been given or refused (and if refused without stating a properly and fully reasoned basis for such refusal) by the Tenant in writing within six (6) Working Days after request for such an approval, the approval shall be deemed to have been given by the Tenant. The procedure may be repeated. The Developer shall deliver the warranties to the Tenant as soon as reasonably practicable following their completion

      3.1.3 In the event that the Developer or CWCL terminates (in whole or in part) the appointment of a Key Consultant or a Key Consultant declines to be appointed the Developer shall procure that CWCL appoints another firm in substitution for the relevant Key Consultant together with the grant of a warranty in favour of the Tenant by such firm on the terms of the Substitute's Warranty in each case with non-material variations or pre-agreed permitted amendments as set out in Annexure 15 only unless the Tenant shall otherwise approve an amendment (such approval not to be unreasonably withheld). If approval shall not have been given or refused (and if refused without stating a properly and fully reasoned basis for such refusal) by the Tenant in writing within six (6) Working Days after request for such an approval, the approval shall be deemed to have been given by the Tenant. The procedure may be repeated. The Developer shall deliver the Substitute's Warranty to the Tenant as soon as reasonably practicable following its completion

     3.1.4  Any dispute arising out of the matters referred to in this Clause
            3.1 shall be referred to an Independent Person who shall act as an expert in accordance with Clause 30.5

     3.1.5 If the Tenant shall unreasonably refuse or delay any approval pursuant to this Clause 3.1 in any case where the Tenant is not entitled to so unreasonably withhold or refuse an approval the period of delay and any resulting delays to the Base Building Works properly attributable thereto shall be a Tenant's Delay for the purposes of this Agreement

3.2  Material Trade Contracts

     The Developer shall, insofar as the same have not already been provided to the Tenant, procure that there are delivered to the Tenant within twenty
     (20) Working Days of the date of this Agreement copies of all completed Material Trade Contracts (excluding financial information) and shall procure the supply to the Tenant of copies of any other Material Trade Contracts (excluding financial information) as soon as reasonably practicable following their completion

3.3  Developer to procure Material Trade Contractors enter into a Warranty

     The Developer shall procure that each of the Material Trade Contractors executes a warranty in favour of the Tenant in respect of each Lease in the case of the Existing Material Trade Contractors in the form of the draft warranty contained within Annexure 12 and in the case of all other Material Trade Contractors in the form of the draft warranty contained within Annexure 13 in either case with non-material variations or pre-agreed permitted variations as set out in Annexure 15 only unless the Tenant shall otherwise approve an amendment (such approval not to be unreasonably withheld). If the approval required shall not have been given or refused (or if refused without stating a properly and fully reasoned basis for such refusal) by the Tenant in writing within six (6) Working Days after receipt of the request for such an approval, the approval will be deemed to have been given. The procedure may be repeated. If the Developer and the Tenant are unable to agree whether the Tenant is acting reasonably in withholding its approval then either party may refer such dispute to an Independent Person acting as an expert in accordance with Clause 30.5. The Developer shall deliver the warranty to the Tenant as soon as reasonably practicable after the execution of the relevant Material Trade Contract

3.4  Developer fit-out Warranty

     The Developer shall use reasonable endeavours to procure the execution and delivery to the Tenant of a collateral deed of warranty from each of the Sub-underlease Consultants in the form set out in Annexure 16 in each case with non-material variations or pre-agreed permitted amendments as set out in Annexure 15 in such form (having regard to the scale and nature of the services to be provided by the Sub-underlease Consultants) as the Developer proposes and the Tenant approves (such approval not to be unreasonably withheld or delayed)

                                    PART 3

                            DEVELOPMENT OBLIGATIONS

4.   APPROVALS AND STATUTORY REQUIREMENTS

4.1  Required Consents and Approvals

     4.1.1 Subject to Clause 4.1.2, the Developer shall (to the extent that it has not already obtained the same and the same remain in force) at its own cost and expense use all reasonable endeavours to obtain all Approvals (other than the Fire Certificate in respect of the Demised Premises which it shall be the Tenant's responsibility to obtain) required for the carrying out and completion of the Base Building Works as shown on the Approved Plans disregarding any Tenant's Requested Modifications and for the beneficial use and occupation of the Demised Premises as offices

     4.1.2 The Developer shall use its reasonable endeavours to obtain any Approvals required in relation to any Tenant's Requested Modifications and the costs properly incurred by the Developer in doing so shall constitute Modification Costs for the purposes of this Agreement

     4.1.3 Where the cost of obtaining Approvals cannot be apportioned (both parties acting reasonably) between items under Clauses 4.1.1 and
            4.1.2 then the cost shall be shared equally between the Developer and the Tenant

4.2  The Developer to comply with CDM Regulations

     The Developer shall in respect of the Base Building Works act as client for the purposes of the CDM Regulations and procure that CWCL shall comply with its obligations under the CDM Regulations and shall use its reasonable endeavours to procure compliance by the Trade Contractors and the Key Consultants and Consultants and the planning supervisor and principal contractor with their respective obligations under the CDM Regulations until the Base Building Works have been completed and all relevant certificates of making good defects have been issued

5.   THE DEVELOPMENT

5.1  Period allowed for completion of Base Building Works

     5.1.1 The Developer shall use reasonable endeavours to procure that Base Building Works Practical Completion occurs no later than the Target Date as such Target Date is extended by Force Majeure and Tenant's Delay

     5.1.2 No part of the Base Building Works shall be scheduled or performed on any of the Holy Days

5.2  Termination

     If Base Building Works Practical Completion does not occur by the Long Stop Date the Tenant may terminate this Agreement by notice to the Developer

5.3  Critical Dates Schedule and Schedule of Early Access Dates

     5.3.1 If (for whatever reason including, for the avoidance of doubt, Force Majeure and Tenant's Delay) the progress of the Base Building Works at any time is not in accordance with the Developer's construction programme as it exists at that time the Developer may revise the Critical Dates Schedule and/or the Schedule of Early Access Dates in such manner as may be reasonable in all the circumstances

     5.3.2 The Developer (acting reasonably) may propose additions to the Critical Dates Schedule for any reason save as mentioned in clause
            5.3.1 but these shall require the prior written approval of the Tenant (which shall not be unreasonably withheld or delayed)

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     5.3.3  The Developer shall supply to the Tenant promptly a copy of any revision of or addition to the Critical Dates Schedule and/or any revision of the Schedule of Early Access Dates

     5.3.4 Save to the extent prevented from doing so by the Developer failing to comply with its obligations in this Agreement the Tenant shall provide to the Developer the information and other matters referred to in the Critical Dates Schedule and specified to be provided by the Tenant by the relevant date or within the relevant period specified in the Critical Dates Schedule

5.4 Quantification of permitted extensions of time and the Developer's mitigation

     5.4.1 If, in the Developer's opinion, at any time during the course of the execution of the Base Building Works, the Developer has been or is being or is likely to be delayed in its ability to commence or continue with the carrying out of the Base Building Works or to complete the same in accordance with the provisions of this Agreement by reason of Force Majeure and/or Tenant's Delay and/or any delays consequential thereon then the Developer shall notify the Tenant accordingly giving the Tenant as much early warning of such delay or potential delay as is reasonably practicable

     5.4.2 The Developer and the Tenant shall discuss the best methods for minimising any such delay or potential delay and mitigating its effects and shall wherever practicable (acting reasonably) seek to agree upon a plan or strategy for minimising the same and mitigating such effects and (subject always to Clauses 5.4.4 and 5.4.5) both the Developer and the Tenant shall (acting reasonably and at the cost of the Developer save where a result of Tenant's Delay) assist each other to overcome and/or minimise and/or mitigate the same with all due speed

     5.4.3 The Developer and the Tenant in accordance with the terms of this Agreement shall together seek to agree a fair and reasonable extension of time for the completion of the Base Building Works in respect of each delay which arises out of or is attributable to Force Majeure and/or Tenant's Delay and/or any delays consequential thereon and when each such extension has been agreed or (in the event of dispute) is determined by an Independent Person acting as an expert in accordance with Clause 30.5 each such extension of time shall be granted to the Developer and all the dates and periods in this Agreement which are expressed to be extendable by reason of such delay shall be treated as deferred (or further deferred if extensions of time have already been granted) by such agreed or determined extension of time and, for the avoidance of doubt, if the Developer fails to comply with its obligations to achieve the matters the subject of this Agreement by the date specified in this Agreement referable to such matters but would have so complied but for Tenant's Delay and/or Force Majeure, then for the purposes of this Agreement the Developer shall be treated as having so complied with such obligation but without prejudice to the Developer's obligations under this Agreement to achieve the matters the subject of this Agreement by the date specified in this Agreement referable to such matters as extended by agreement or determination under this Clause 5.4.3

     5.4.4 The Developer shall constantly (but without being obliged to incur any additional expenditure (unless and to the extent the Tenant requests and agrees in writing to reimburse the Developer for the same)) use best endeavours to mitigate delays caused by Force Majeure and/or Tenant's Delay and/or for whatever other reason (save for the Developer's default)

     5.4.5 The Tenant shall constantly (but without being obliged to incur any additional expenditure (unless and to the extent that the Developer requests and agrees in writing to reimburse the Tenant for the same)) use best endeavours to mitigate delays caused by Force Majeure and/or Tenant's Delay and/or for whatever other reason

     5.4.6 The Developer shall constantly use reasonable endeavours to mitigate delays caused by the Developer's default

6.   EXECUTION OF THE BASE BUILDING WORKS

6.1  Execution of Base Building Works

     The Developer shall (save to the extent it is delayed from so doing by Force Majeure and/or Tenant's Delay and subject to the obtaining of all Approvals) at its own cost and expense (subject to the provisions of Clause
     8) procure or (as appropriate) continue the execution of the Base Building Works (including for the avoidance of doubt any approved Tenant's Requested Modifications or other variations to the Base Building Works) and each and every part of them:-

     6.1.1  in a good and workmanlike manner;

     6.1.2 using the standard of skill and care in procuring the design and execution of the Base Building Works as would be expected of a developer which is experienced in the development and construction of buildings of the size and type of the Building;

     6.1.3  using materials of sound quality; and

     6.1.4  in accordance with and subject to:-

            (a)  the Approvals

            (b) all Statutory Requirements current at the time of execution of such works which shall affect the execution and carrying out of the Base Building Works

            (c)  the Base Building Definition

            (d)  the terms of this Agreement

     Provided That the Developer shall have no liability to the Tenant pursuant to this Agreement to the extent that any defects arise in the Base Building Works as a result of any of the Tenant's Works

6.2  Construction Materials

     The Developer confirms that it shall not specify or knowingly authorise and shall procure that CWCL shall not specify or knowingly authorise any of the Prohibited Materials for use in the Base Building Works and that it has used and will continue to use the skill and care required by clause 6.1.2 to see that none of the Prohibited Materials are specified or knowingly authorised or used by the Trade Contractors or the Consultants in the Base Building Works

7.   VARIATIONS TO THE BASE BUILDING WORKS

7.1  Base Building Works Finishes Design Development

     The Developer shall within the relevant time limits specified in the Critical Dates Schedule submit to the Tenant architectural and engineering working drawings and specifications (as appropriate) prepared by the relevant Consultant or Key Consultant or any other party detailing Design Development of the Base Building Works Finishes from the stage shown on the Base Building Plans listed in the drawings schedule annexed to this Agreement as Annexure 4 in sufficient detail to enable the Tenant properly to assess and consider the Design Development being proposed. The Developer shall have regard to (but shall not be bound by) any reasonable representations made by the Tenant with regard to the Design Development of Base Building Works Finishes

7.2  Permitted Variations

     7.2.1 On giving the Tenant prior written notice (which may be by the provision of drawings) the Developer shall be entitled to make alterations, additions or variations to the Base Building Works without the Tenant's consent where:-

            (a) such are lawfully required after the commencement of the Base Building Works in order to comply with Statutory Requirements; or

            (b) any materials specified in the specifications relating to the Base Building Works are in short supply or are or become unobtainable or continuous supply thereof cannot be reasonably expected guaranteed or are subject to delay and if awaited would demonstrably impede the progress of the Base Building Works (in which event the Developer may use alternative materials of a similar nature, type, character, design and of no lesser quality to those specified in the specification forming part of the Base Building Definition); or

            (c) the same will not materially adversely affect the Tenant's beneficial use and enjoyment of the Demised Premises as offices and do not relate to the Base Building Works Finishes; or

            (d)  the same constitute Design Development

     7.2.2 The Developer shall be entitled to make alterations, additions or variations to the Base Building Works with the Tenant's approval (such approval not to be unreasonably withheld) where the same relate to the Base Building Works Finishes or do not otherwise fall within Clause 7.2.1

     7.2.3 If within a period of six (6) Working Days following receipt by the Tenant of a written notice from the Developer requesting the Tenant to consent to an alteration, variation or amendment or the details of the same pursuant to Clause 7.2.2 (such request being accompanied by such technical drawings and information as are available and the Tenant shall reasonably require in order to evaluate the request) the Tenant has not in writing approved or reasonably objected to any such alterations, additions or variations or objected to the details of them giving its reasons or requested such further technical drawings and information as it may reasonably require in order to evaluate the request then consent shall be deemed to have been given by the Tenant

     7.2.4 The Developer shall as soon as reasonably practicable and in advance where possible supply to the Tenant details of any such alterations, additions or variations as are referred to in this Clause 7 (whether or not the Tenant's approval is required or given to such) together with copies of any plans drawings and specifications relating to them

     7.2.5 If the Tenant makes a written objection following a request for consent pursuant to the provisions of Clause 7.2.2 such written objection shall specify in reasonable detail the grounds for such objection and in the event of dispute as to whether or not the Tenant is acting reasonably in objecting then either party may refer the matter to the Independent Person acting as an expert pursuant to the provisions of Clause 30.5

8.   TENANT'S REQUESTED MODIFICATIONS

8.1  Tenant's notification of Modifications

     8.1.1 The Tenant shall be entitled in accordance with the provisions of this Clause 8 and subject to clauses 8.1.2 and 8.1.3 and subject to the request being practicable to implement at the time of the request and subject to compliance with Clause 8.2, at the Tenant's sole cost and expense and by application in writing to request the Developer to approve (such approval not to be unreasonably withheld) additions and/or substitutions to the Base Building Works (in each case a "Tenant's Requested Modification"). In the event that there is disagreement between the parties as to whether this Clause 8.1 applies either party may apply for the matter to be determined by an Independent Person acting as an expert pursuant to Clause 30.5

     8.1.2 The Tenant shall only be entitled to request a Tenant's Requested Modification within six (6) months before the Target Date:-

            (a) which is not reasonably likely to cause delay to the Base Building Works; or

            (b) which is reasonably likely to cause delay to the Base Building Works which relate to the Demised Premises but which is capable of being disregarded for the purposes of issuing the Base Building Works Practical Completion Certificate

     8.1.3 The Tenant shall not be entitled to request a Tenant's Requested Modification within six (6) months before the Target Date:-

            (a) which in the Developer's opinion is likely to cause delay to any part of the Base Building Works which do not relate to the Demised Premises; or

            (b) where in the Developer's opinion the requested additions and/or substitutions to the Base Building Works are likely to render the issue of the Base Building Works Practical Completion Certificate impracticable

8.2  Restrictions on Proposals

     Tenant's Requested Modifications shall not contain facilities, materials or work which, if implemented (when looked at together with any previously requested Tenant's Requested Modifications including those requested but not yet agreed and taking into account any payments made or to be made between the parties pursuant to this Clause 8), would:-

     8.2.1 alter the exterior (including the appearance) of the Building except the roof; or

     8.2.2   materially alter the roof of the Building; or

     8.2.3   adversely affect the structural integrity of the Building; or

     8.2.4 reduce the lettable area of the Demised Premises (other than to an immaterial extent); or

     8.2.5   reduce the lettable area of the Building; or

     8.2.6 reduce the open market value or open market rent of the Building otherwise than by reducing its lettable area; or

     8.2.7 negate or adversely affect the validity or enforceability of or the availability or quantum of remedies or damages under any appointment contract or warranty entered into by any Key Consultant or any Consultant or any Trade Contractor (unless the Key Consultant or Consultant or Trade Contractor agrees otherwise); or

     8.2.8 place (or prospectively place) the Developer in breach of its obligations to any third parties; or

     8.2.9 be incompatible with any of the Base Building Works already carried out or to be carried out by the Developer; or

     8.2.10 be such as are intended to form any part of the MSDF Works (or works of that type) or any part of the Tenant's Works provided that this shall not exclude alterations to the Base Building Works in order to facilitate the Tenant's Works; or

     8.2.11 adversely affect the usage or the functioning of the Building Systems or the cost of operating the Building Systems; or

     8.2.12 violate any laws or (subject to the provisions of clause 8.6.4) the requirements of any Approvals or the requirements from time to time of any insurers or be such that any Approval or any insurance effected or to be effected by the Developer pursuant to Clause 21 is reasonably likely to be unobtainable or is adversely affected; or

     8.2.13 in the Developer's reasonable judgement not be reasonably capable of being reinstated at the end or sooner determination of the contractual term of the Lease (if such reinstatement is required in accordance with Clause 8.4.1(e)); or

     8.2.14 involve the carrying out of works or the installation of items which in the Developer's reasonable opinion are relatively untried and untested and which in the Developer's reasonable opinion increase (otherwise than to an immaterial extent) the risks accepted by the Developer concerning defective works; or

     8.2.15 prevent or be likely to prevent any supply or supplies made pursuant to the grant of the Lease pursuant to this Agreement being treated as an exempt supply or supplies of land under Group 1 of
             Schedule 9 to the Value Added Tax Act 1994; or

     8.2.16 cause or be likely to cause a Tenant's Delay which (when taken together with any other Tenant's Delays which have already occurred or which are reasonably foreseeable) would exceed 120 days in the aggregate

     Any dispute as to whether a Tenant's Requested Modification is prohibited by this Clause 8.2 or whether the Developer is reasonably withholding consent pursuant to Clause 8.1 or this

     Clause 8.2 shall be agreed between the Developer and the Tenant or in the event they cannot so agree determined by the Independent Person acting as an expert in accordance with Clause 30.5

8.3  Approval of Modifications

     The Tenant shall furnish with any such application (a "TRM Application") the reasons for it and sufficient information to enable the Developer (acting reasonably) to determine the extent and scope of the Tenant's Requested Modifications, the cost of the same, any proposed changes to lettable area, any anticipated impact on the construction programme, the letting, running or management of the Building or any part of it or the Developer's interest in it. The Developer shall not be obliged, where it has given initial consideration to a TRM application but has found that any such reasons and/or information as referred to above have not been provided or the Developer reasonably requires other information, to give further consideration to the TRM application until the Tenant has (following written request from the Developer identifying the missing further information that is required such request to be given within five (5) Working Days of receipt of the TRM Application) provided that further information which the Developer reasonably requires

8.4  Authorisation Requests and Estimates

     8.4.1 As soon as reasonably practicable following receipt of the information specified in Clause 8.3 and (subject as set out in Clauses 8.1 and 8.2) if the Developer approves a TRM Application the Developer shall as soon as reasonably practicable work closely with the relevant Tenant's Consultant (and, in particular, the Tenant's Quantity Surveyors) and shall furnish to the Tenant in duplicate a memorandum which sets out details of the Tenant's Requested Modification in question, the duplicate of which will include an acceptance section for completion by the Tenant if it wishes to proceed with such Tenant's Requested Modification (the "TRM Authorisation Request") and to which is annexed a statement setting out:-

            (a) the Approvals and the third party consents required in respect of the Tenant's Requested Modification (the "Modification Consents")

            (b) an estimate of any Tenant's Delay which is likely to result by reason of such Tenant's Requested Modification and which shall include any estimated period of delay in respect of seeking and obtaining the Modification Consents ("Estimate of Tenant's Delay") and in the case of a Tenant's Requested Modification requested within six (6) months before the Target Date an estimate of the likely delay to the Base Building Works Practical Completion and whether it is likely to render the issue of the Base Building Works Practical Completion Certificate impracticable

            (c) a statement (the "Costs Estimate") setting out in reasonable detail the Developer's good faith estimate of the Modification Costs in relation to such Tenant's Requested Modification

            (d) in the case of substitutions to the Base Building Works the Unspent Costs attributable to the substitution (the "Estimated Unspent Costs")

            (e) whether the Developer (acting reasonably) will require reinstatement of the Tenant's Requested Modification at the end or sooner determination of the term of the Lease (the "Reinstatement TRM's")

                 Provided That the Estimate of Tenant's Delay, the Costs Estimate, and the Estimated Unspent Costs (the "Relevant Estimates") shall not be binding on the Developer or the Tenant and no warranty as to the accuracy of such statements is given or shall be implied

     8.4.2 Prior to receiving the Tenant's countersigned TRM Authorisation Request and Relevant Estimates the Developer shall continue to progress or procure the progress of the Base Building Works as if no application for a Tenant's Requested Modification had been received

8.5  Acceptance by the Tenant

     8.5.1 If, having received the TRM Authorisation Request and the Relevant Estimates provided by the Developer pursuant to Clause 8.4.1, the Tenant wishes to have the Tenant's Requested Modification made it shall within six (6) Working Days after receipt of such TRM Authorisation Request and Relevant Estimates countersign (by way of acknowledgement) and return the duly countersigned duplicate (without amendment or qualification) of the TRM Authorisation Request to the Developer

     8.5.2 The countersigning and returning of the duplicate TRM Authorisation Request unamended and unqualified by the Tenant authorises the Developer to proceed with or procure that CWCL proceeds with the Tenant's Requested Modification and confirms that the actual Modification Costs referable to the Tenant's Requested Modification incurred by the Developer and/or CWCL whether or not in excess of those set out in the Costs Estimate shall (inter alia) constitute Modification Costs for the purposes of this Agreement and that the Tenant shall be responsible for all the consequences of any actual resulting period of Tenant's Delay whether or not in excess of the Estimate of Tenant's Delay and shall have the benefit of any actual Unspent Costs referable to the Tenant's Requested Modification in question

8.6  Preparation of plans

     If the Tenant has countersigned and returned a TRM Authorisation Request unamended and unqualified to the Developer then:-

     8.6.1 The Developer shall, subject to Clause 8.6.2, prepare or procure the preparation of scaled and dimensioned architectural and engineering working drawings and specifications showing in detail and in scope the Tenant's Requested Modification which drawings and specifications are in this Agreement together called "Modification Plans" Provided That if it is apparent that a Modification Consent is required the Developer shall first prepare or procure the preparation of the plans which are necessary in order to apply for the Modification Consent and only prepare or procure the preparation of full Modification Plans either when the Modification Consent has been obtained or, if earlier, when the parties agree (acting reasonably) that it is appropriate to do so

     8.6.2 The Tenant shall bear the proper costs and expenses incurred by the Developer and/or CWCL in preparation of the Modification Plans and the plans necessary to apply for the Modification Consent

     8.6.3 Any facilities or materials supplied by and any work performed or procured by the Developer by reason of Tenant's Requested Modification which are described in the Modification Plans are called "Modifications" in this Agreement and shall be deemed to be part of the Base Building Works

     8.6.4 At the request of the Tenant the Developer shall at the Tenant's cost and expense seek and use its best endeavours to obtain the Modification Consents and shall notify the Tenant whether the same have been granted or otherwise forthwith on receiving notification of the same

     8.6.5 If the Modification Consents are refused the Tenant's request for the Tenant's Requested Modification shall be deemed to be withdrawn and the provisions of Clause 8.9 shall apply

     8.6.6 Subject to the Tenant having received copies of the Modification Consents, the Tenant shall notify the Developer within six (6) Working Days of their receipt by the Tenant whether the Modification Consents are satisfactory to it and if they are the provisions of Clause 8.8 shall apply and if they are not or if the Tenant shall fail to give such notice within such period the Tenant's request for the Tenant's Requested Modification shall be deemed to be withdrawn and the provisions of Clause 8.9 shall apply

     8.6.7 Any delay to the Base Building Works resulting from the need for and the obtaining of Modification Consents shall be a Tenant's Delay for the purposes of this Agreement

8.7 Calculation of actual Modification Costs referable to Tenant's Requested Modifications and Unspent Costs

     8.7.1 The Developer shall calculate the amount of the actual Modification Costs referable to the Modifications utilising (inter alia) initially for estimation purposes the pricing information provided by each Trade Contractor appointed or to be appointed in respect of the relevant element of the Base Building Works and eventually utilising (inter alia) the sums finally payable to Trade Contractors in relation to the relevant Tenant's Requested Modifications

     8.7.2 Subject to clause 8.7.3 in the case of Unspent Costs the Developer shall calculate the costs saved in relation to the relevant substitution using the same method of calculation used in Clause
            8.7.1 and shall allow the amount of the Unspent Costs as a credit against the total Modification Costs

     8.7.3 The Developer and the Tenant's Quantity Surveyor (acting on behalf of the Tenant) shall (acting reasonably) seek to agree the amount of the Unspent Costs applicable to the Modifications and if the parties fail to agree either party may refer the dispute for determination by the Independent Person acting as an expert in accordance with Clause 30.5

8.8  Execution of the Modifications

     Subject to:-

     8.8.1 the Tenant countersigning and returning an unamended and unqualified TRM Authorisation Request in accordance with Clause 8.5.1;

     8.8.2  preparation of the relevant Modification Plans;

     8.8.3 obtaining all requisite Approvals (to include any necessary Modification Consents);

     8.8.4 a Trade Contractor having been selected or an existing Trade Contract having been varied;

     8.8.5 the Tenant paying to the Developer the Modification Costs referable to the relevant Tenant's Requested Modifications in accordance with Clause 8.10 the Developer shall procure the carrying out of the relevant Tenant's Requested Modifications as part of the Base Building Works in accordance with the provisions of this Agreement

8.9  Tenant's Withdrawal of a Tenant's Requested Modification

     8.9.1 If the Tenant fails to countersign and return a TRM Authorisation Request unamended and unqualified to the Developer in accordance with Clause 8.5.1 then the Developer shall have no further obligation to implement the Tenant's Requested Modification in question and all Modification Costs and other costs and expenses incurred by the Developer and/or CWCL pursuant to clause 8.4 of this Agreement shall constitute Modification Costs

     8.9.2 If the Tenant withdraws a Tenant's Requested Modification prior to the Developer commencing the relevant Base Building Works (any later withdrawal being treated as a request for a Tenant's Requested Modification pursuant to Clause 8.1) or is deemed to do so in accordance with the provisions of Clause 8.6.5 or 8.6.6 then the Developer shall have no further obligation to implement the Tenant's Requested Modification in question and all Modification Costs and other costs and expenses incurred by the Developer and/or CWCL pursuant to this Agreement in respect of such withdrawn Tenant's Requested Modification (including, for the avoidance of doubt, any costs which will need to be incurred in reverting to designing and constructing the relevant parts of the Base Building Works (as designed prior to the variations proposed by the Tenant's Requested Modification)) shall constitute Modification Costs and any actual delays resulting from the Developer complying with its obligations pursuant to this Agreement in respect of such withdrawn Tenant's Requested Modification shall constitute a Tenant's Delay for the purposes of this Agreement and (for the avoidance of doubt) any saved sums shall be treated as Unspent Costs

8.10  Tenant responsible for Modification Costs

      8.10.1 Subject to Clauses 8.10.2 and 8.11 the Developer shall deliver to the Tenant's Representative from time to time a statement or statements specifying all Modification Costs actually committed by the Developer and/or CWCL (which shall for the avoidance of doubt be treated for the purposes of this Agreement as including the fixed preliminaries percentage and additional percentage specified in Clauses 1.75.2 and 1.75.5 respectively) and the Tenant shall pay to the Developer within ten (10) Working Days after the receipt thereof the amount specified in such statement or statements

     8.10.2 In respect of any single Tenant's Requested Modification where the Cost Estimate is greater than the sum of (Pounds)50,000 (exclusive) the Developer (acting reasonably) shall in addition deliver to the Tenant's Representative from time to time with the statement specifying all Modification Costs a schedule of stage payments thereof and the Tenant shall pay to the Developer the amounts specified in such schedule on the dates specified in such schedule

     8.10.3 The Tenant agrees for the avoidance of doubt that where the Developer continues with the execution of any relevant aspects of the Base Building Works prior to incorporation of a Tenant's Requested Modification and/or the preparation of designs or specifications or the placing or negotiation of any contracts orders or other matters following submission of a TRM Application then any costs which are wasted as a result shall nonetheless be included in the Modification Costs

8.11  Disputes as to Modification Costs

      The Developer and the Tenant shall (where any Modification Costs are in dispute) procure that the Developer and the Tenant's Quantity Surveyors use all reasonable endeavours to agree (both acting reasonably) the actual Modification Costs but in the event of disagreement either party may at any time refer the matter in dispute to an Independent Person (acting as an expert) in accordance with the provisions of Clause 30.5

8.12  Reinstatement of Tenant's Requested Modifications

      The Tenant shall be required to reinstate the Reinstatement TRM's at the end or sooner determination of the term of the Lease and the Tenant agrees to enter into the Licence obliging the Tenant to undertake such reinstatement

8.13  Reinstatement TRM's

      The parties hereby agree that the Licence shall record all Tenant's Requested Modifications and separately identify the Reinstatement TRM's

8.14  Time of the essence

      Time shall be of the essence for all the purposes of this Clause 8

9.    SITE VISITS AND MEETINGS AND SUPPLY OF INFORMATION AND DOCUMENTATION

9.1   Site visits

      During the period up to Practical Completion of the Base Building Works the Developer shall permit the Tenant and the Tenant's Consultants and Tenant's Contractors (but limited to such number of people as is reasonable in the circumstances) at all reasonable times to enter onto the Site (accompanied by a representative of the Developer if the Developer shall so reasonably require) to view the progress and state of the Base Building Works and the materials used or intended for use therein (but not to test any of the materials) to check compliance by the Developer, the Developer's Contracting Team, the Key Consultants and the Consultants with their obligations, the quality of the work, to prepare plans, drawings and specifications for the carrying out of the Tenant's Works or for any other proper reason SUBJECT nevertheless to:-

      9.1.1  reasonable prior notice being given to the Developer

      9.1.2 the Tenant and others as aforesaid reporting to the works office on the Site before making any inspection and acting in accordance with the instructions of the Developer's representative

     9.1.3 compliance with such reasonable safety and security precautions and insurance requirements as may be in force from time to time on the Site

     9.1.4 the Tenant and others as aforesaid not giving instructions or making representations to the persons engaged in the carrying out of the Base Building Works

     9.1.5 the progress of the Base Building Works not being impeded and the Developer shall procure that any defects, faults or failures to comply with Clause 6.1 in respect of which the Tenant serves written notice following such entry and which the Developer agrees acting reasonably are defects, faults or failures to comply with Clause 6.1 are remedied and made good at the appropriate time according to the nature of the work in question and the Developer shall procure prompt and appropriate answers to all reasonable and relevant questions asked by the Tenant during the course of or following any such inspection

9.2  Meetings

     The Tenant shall have reasonable access to Developer meetings and not less frequently than once every month the Developer shall convene and give not less than four (4) Working Days' prior written notice to the Tenant of the time, date and place of a formal progress meeting relating to the Base Building Works and representatives of the Tenant shall be entitled to attend such meeting for the purpose of reviewing the progress of the Base Building Works and making representations concerning progress and standards of workmanship

9.3  Minutes and other information

     9.3.1 As the same become available the Developer shall send to the Tenant (or to such party on behalf of the Tenant as the Tenant may in writing direct) copies of the following:-

            (a)  minutes of all such meetings as are mentioned in Clause 9.2;
                 and

            (b) the Approved Plans as the same are varied, altered or added to in accordance with the terms of this Agreement; and

            (c)  the latest issue of

                 (i)    programmes; and

                 (ii)   reports on cost for which Tenant is responsible; and

            (d)  Approvals; and

            (e) in any event within one month of the date of Base Building Practical Completion all systems commissioning data and certificates

     9.3.2 The Tenant acting reasonably and in order to obtain information which it requires for the purposes of designing the Tenant's Works may require the Developer to supply a set of DWG format CAD discs of particular documents or classes of documents which are on the Developer's/CWCL's document control system at that time

     9.3.3 The Developer shall procure that Tenant is provided with evidence at Base Building Works Practical Completion of satisfactory commissioning and testing of all Building Systems

9.4 The Tenant shall be provided on request with copies of or access to such information as the Tenant may reasonably require in connection with the Base Building Works as necessary for the purpose of CDM Regulations

10.   COPYRIGHT

10.1  Grant of Non-exclusive Licence

      Insofar as the copyright to any drawings or other intellectual property relevant to the Base Building Works is owned by the Developer or the Developer has power to grant licence or sub-licence (as the case may be) to use or reproduce the same, the Developer hereby irrevocably grants to the Tenant non-exclusive royalty free licence (and insofar as the Developer has the power to provide those licences shall be capable of sublicensing and transfer) to use and reproduce the same for the purposes set out in Clause 10.2

10.2  Tenant's Undertaking

      The Tenant undertakes that it shall observe all restrictions on copyright and other intellectual property rights of which it is duty informed applicable to and treat as supplied in confidence all drawings, plans, specifications, costs, trade contract documents consultant appointments and calculations supplied or made available to it by the Developer, the Developer's Contracting Team or its Key Consultants or its Consultants or agents in connection with or related to the Base Building Works and will not use or permit to be used any of the same otherwise than:-

      10.2.1 in connection with the Tenant's Works (including but not limited to the construction completion maintenance extension alteration letting promotion advertisement reinstatement and repair during the period of the Lease); or

      10.2.2 for any other purposes authorised or required under this Agreement and that the Tenant will use reasonable endeavours to procure compliance with this Clause 10.2 by the Tenant's Consultants and the Tenant's Contractors or any third party engaged, instructed or retained by the Tenant in connection with the Base Building Works and/or the Tenant's Works

10.3  Developer's Liability

      The Developer, the Developer's Contracting Team, its Key Consultants and its Consultants will have no liability for the use and reproduction of such drawings etc for any other purpose than that for which they were prepared and provided

                                    PART 4
                                TENANT'S WORKS

11.   APPROVAL OF TENANT'S WORKS

      11.1  Tenant to submit details of Tenant's Works

      11.1.1 The Tenant shall prior to commencing any element of the Tenant's Works and at the Tenant's sole cost and expense submit to the Developer co-ordinated outline proposals for decision in principle followed by details of such reasonable elements of the Tenant's Works for approval including as from time to time appropriate:-

              (a)  architectural working drawings and specifications;

              (b)  engineering working drawings and specifications;

              (c) a statement clearly distinguishing between the proposed Tenant's Category A Works (if any) and the proposed Tenant's Category B Works; and

              (d) a copy of the completed application and conditions of supply of electricity to business customers in the form from time to time stipulated by London Electricity plc (or any successor body to its undertaking)

              in respect of the facilities materials and work for the various elements of the Tenant's Works and such proposals and subsequent details must be at least equivalent in scope and quality to those pertaining in respect of the MSDF Works and such working drawings and specifications shall be fully co-ordinated with each other and with the Base Building and shall incorporate all information which the Developer reasonably requires including details of all such Tenant's Works and the dimensional locations thereof with reference to the building column centre line or the face of finished column enclosures

11.1.2

              (a) If (and to the extent only) the same are approved by the Developer pursuant to Clause 11.4 the working drawings and specifications prepared by the Tenant pursuant to the provisions of this Clause 11.1 and any changes therein permitted under this Clause 11 are herein collectively called the "Tenant's Plans"

              (b) In relation to those portions of the Tenant's Works which comprise the connection or interface with the electronic elements of the fire protection system, the building management system, the risers and other systems serving the Building or which affect the structure of the Building (the "Core Works") the Tenant shall either (a) retain the same Key Consultants, Consultants or Trade Contractors who prepared such structural mechanical or electrical engineering aspects of the Base Building Works provided that such Key Consultants, Consultants or Trade Contractors shall agree to provide their services to the Tenant at reasonable rates and terms or (b) reimburse on demand to the Developer the reasonable costs incurred by the Key Consultants, Consultants or Trade Contractors on reviewing and approving the Core Works as set out in Clause 11.5 (without double-counting)

11.2  Limitations of Tenant's Plans

      The Tenant's Plans (including any changes thereto) shall not:-

      11.2.1 provide for works which are of a lesser standard or extent than the MSDF Works; without the Developer's approval (not to be unreasonably withheld); or

      11.2.2 adversely affect the integrity of the structure of the Building or the operation of the Building Systems; or

      11.2.3 contain matters which are absolutely prohibited under the terms of the Lease or which would be prohibited by Clause 8.2 (other than Clause 8.2.10); or

      11.2.4 violate any laws or the requirements of any Approvals or the requirements from time to time of any insurers notified to the Tenant (or its representatives or advisors) or be such that any Approval or any insurance effected or to be effected by the Developer pursuant to Clause 21.2 and/or Clause 21.3 is reasonably likely to be unobtainable or adversely affected Provided that if any of the Tenant's Plans require a modification of any of the Developer's Approvals the Developer's consent shall be required

11.3  DWG Files

      One set of DWG format CAD discs shall be submitted to the Developer on each occasion that the Tenant supplies details of its proposals to the Developer for approval

11.4  Developer's Approval

      The Tenant's Plans and any changes thereto which the Tenant may request shall be subject to the Developer's prior approval such approval (subject to compliance with Clause 11.2) not to be unreasonably withheld. If the Developer shall disapprove of any aspects of the applicable drawings and specifications then the Developer shall within six (6) Working Days of receipt of such drawings or specifications give notice in writing specifying the grounds for such disapproval and the Tenant shall return to the Developer appropriate corrections thereto within six (6) Working Days after receipt of such notice. If the Developer shall still decline to approve the Tenant's Plans as amended, then (subject in the case of the Tenant to the same being in compliance with Clause 11.2) either party may refer the matter or matters in dispute to the Independent Person acting as expert in accordance with the provisions of Clause 30.5

11.5  Developer's Costs

      The Developer shall deliver to the Tenant a statement or statements specifying any engineering architectural or other costs reasonably incurred by the Developer in reviewing the Tenant's Plans and any changes thereto (including, for the avoidance of doubt, any costs incurred in connection with the modification of any Developer's Approvals) and the Tenant shall pay to the Developer within ten (10) Working Days after the receipt thereof the amount specified in such statement

11.6  Approvals

      The Tenant shall use all reasonable endeavours to obtain all necessary Approvals required for the Tenant's Works following approval of the Tenant's Plans and shall promptly supply copies of the same to the Developer 11.7 Tenant's Delay

      If the Base Building Works or any part or item of the Base Building Works are or is delayed as a result of and properly attributable to the Tenant carrying out the Tenant's Works or as a result of any errors or omissions in the Tenant's Plans or delay in submitting the Tenant's Plans to the Developer for approval then any such delay shall be deemed a Tenant's Delay.

12.   EXECUTION OF TENANT'S WORKS AND SUBSEQUENT OCCUPATION

12.1  Entry as Licensee

      Subject to the provisions of Sub-Clauses 12.2, 12.5 and 12.6 of this Clause 12 and Cause 11 the Developer shall grant the Tenant its contractors agents advisers workmen and others engaged in the execution of the Tenant's Works (the "Tenant's Contractors") access to the Demised Premises (excluding the Sub-underlease Premises) by way of licence only in common with the Developer and others at all times (subject as hereinafter mentioned) with effect from the Access Date for the purpose only of the commencement and execution of any of the Tenant's Works

12.2  Completion of Tenant's Works

      The Tenant's Works (to the extent carried out) shall be carried out and completed:-

      12.2.1  in a good and workmanlike manner; and

      12.2.2 using materials of sound quality of their several kinds and (where specified) as set out in any specifications relating to the Tenant's Works; and

      12.2.3  so that such works are free of Prohibited Materials; and

      12.2.4  in accordance with:-

              (a) the Tenant's Plans which have been approved by the Developer;

              (b) the Approvals (as these may have been modified pursuant to clause 11.2.4); and

              (c) the terms of this Agreement

12.3  Access Restrictions

      The Tenant shall itself, and shall procure that the Tenant's Consultants and the Tenant's Contractors and all other parties instructed by the Tenant comply with all reasonable rules restrictions and regulations in relation to access to the Demised Premises and which may reasonably be imposed by the Developer and have been notified in writing to the Tenant and/or which shall be promulgated by the Developer for ensuring the integrity of the Building Systems

12.4  Method Statement

      Not less than one month prior to commencement of the Tenant's Works, the Tenant shall submit to the Developer for and obtain the Developer's approval to a method statement (a "Method Statement") in writing which Method Statement shall contain the information specified in Schedule 4 insofar as it is reasonably practicable and appropriate for the same to be included Provided That:-

      12.4.1 notwithstanding the Developer's approval to the Method Statement if in the carrying out of the Tenant's Works in accordance with the Method Statement it transpires that the method of carrying out of the Tenant's Works is having a material adverse effect on the progress or completion of any part of the Base Building Works or any other works or the ability of Canary Wharf Management Limited (or any substitute therefor) to provide any of the Estate Services or Building Services (all as defined in the Lease) the Developer may require such amendments or variations to the Method Statement as are reasonably necessary to mitigate the effect on the progress or completion of the relevant part of the Base Building Works or such other works or ability to provide such Services as aforesaid;

      12.4.2 entry to the Demised Premises pursuant to the access to be granted under Clause 12.1 shall not be permitted until the Method Statement shall have been approved by the Developer (such approval not to be unreasonably withheld or delayed); and

      12.4.3 insofar as it shall not be reasonably practicable to provide the information detailed in this Clause 12.4 within the time specified the Developer shall approve its omission from the Method Statement but such information shall nonetheless be submitted to the Developer as soon as possible thereafter

12.5  Tenant's obligations

      Upon entering the relevant Demised Premises the Tenant will itself and will procure that its contractors agents advisers and workmen will at all times

      12.5.1 comply in all respects with the provisions of the Method Statement approved pursuant to the provisions of Sub-Clause 12.4 as the same may be added to amended or varied from time to time as permitted by this Agreement and comply in all respects with the Regulations (as defined in the Lease) as updated from time to time and produced on behalf of the Landlord as an addition or substitute therefor);

     12.5.2 (save to the extent and degree expressly authorised under this Agreement by reason of the approval of the Tenant's Works) not damage or cause or permit its servants agents or contractors or any other persons to damage the Base Building Works and in particular not to interfere or permit such persons to interfere with or do or permit to be done by any such persons any act or thing which may adversely affect any installation forming part of the Base Building Works or the carrying out or completion thereof and not to make or instruct to be made by any such persons any connections with or to such installation (other than any which form part of the Tenant's Works) without the prior approval of the Developer to such connections (which approval shall not be unreasonably withheld or delayed)

12.6  Terms of Occupation

      From the Access Date until the date of completion of the Lease the Tenant shall (save where inconsistent with the express terms of this Agreement) be subject to and shall observe and perform and be bound by the covenants conditions and provisions in the Lease notwithstanding that the same has not been executed

12.7  Developer's right to inspect and require remedy

      The Tenant shall throughout the period of the carrying out of the Tenant's Works permit the Developer to inspect the progress and manner of execution of the Tenant's Works at all reasonable times on reasonable prior notice and subject to the proper safety requirements imposed by the Tenant and/or the Tenant's Contractors without such inspection causing any undue delay to the Tenant's programme for the carrying out of the Tenant's Works and so that (save as expressly required for compliance with the CDM Regulations) no instructions shall be given or represented as made to the persons engaged in carrying out the Tenant's Works and the Tenant shall procure that any defects, faults or failures to comply in respect of which the Developer serves written notice following such inspection and which the Tenant acting reasonably agrees are defects, faults or failures are remedied and made good at the appropriate time according to the nature of the work in question

12.8  Developer to have no responsibility for Tenant's Works

      The Tenant's Works shall at all times be at the Tenant's risk and the Developer shall have no responsibility or liability in respect thereof or (subject to the provisions of Clause 21) be under any obligations to insure the same

13.   TENANT'S WORKS AREAS AND EARLY ACCESS

13.1  Early Access Dates

      The Developer shall use reasonable endeavours to offer the Tenant early access to perform the Tenant's Works to the floor or floors of the Demised Premises (excluding the Sub-underlease Premises) and both by the dates as set out in the Schedule of Early Access Dates and in accordance with the Early Access Criteria

13.2  Tenant's Works Areas and Method Statement

      13.2.1 The Developer shall promptly notify the Tenant about the floor or floors of the Demised Premises (excluding the Sub-underlease Premises) (the "Tenant's Works Areas") to which the Developer may be able to offer the Tenant early access to perform the Tenant's Works prior to the date of Base Building Works Practical Completion and such notice shall identify the relevant areas and confirm the date or dates by which the Developer needs to know whether the Tenant would like the opportunity to do so. If the Tenant wishes to take-up the opportunity in relation to any part or parts of the Demised Premises identified by the Developer in its notice then the Tenant shall give reasonable notice to the Developer prior to the relevant date specified in the Developer's notice for each relevant area. If the Tenant shall serve such a notice the Tenant shall following consultation with the Developer submit to the Developer for approval (such approval not to be unreasonably withheld) a method statement (the "Early Access Method Statement") in writing which Early Access Method Statement shall contain such of the information specified in Schedule 4 insofar as it is reasonably practicable and appropriate for the same to be included

      13.2.2  Provided That:-

              (a) notwithstanding the Developer's approval to the Early Access Method Statement if in the carrying out of the Tenant's Works in accordance with the Early Access Method Statement it transpires that the method of carrying out of the Tenant's Works is having an adverse effect on the progress or completion of the Base Building Works the Developer may require appropriate modification of the Early Access Method Statement and the method of carrying out the Tenant's Works or temporary suspension of the Tenant's Works until the same may be recommenced without adversely affecting the progress or completion of the Base Building Works;

              (b) insofar as it shall not be reasonably practicable to provide the information detailed in this Clause 13.2 within the time specified the Developer may approve (such approval not to be unreasonably withheld) its omission from the Early Access Method Statement but such information shall nonetheless be submitted to the Developer as soon as possible thereafter;

              (c) such occupation shall only be for the purposes of enabling the Tenant to carry out the Tenant's Works and for no other purpose;

              (d)  such occupation shall be entirely at the Tenant's own risk;

              (e) any delay to the completion of the remainder of the Base Building Works which results from such occupation shall constitute Tenant's Delay for the purposes of this Agreement;

              (f) any proper additional costs which are properly incurred by or on behalf of the Developer and/or CWCL over and above those which the Developer would have otherwise incurred but for this Clause 13 as a result of such occupation shall constitute Modification Costs for the purposes of this Agreement

13.3  Commencement of Work

      The Tenant and the Tenant's Contractors shall not enter the Tenant's Works Area or commence the Tenant's Works within to any Tenant's Work Area until the Early Access Date relevant for such Tenant's Work Area and until the Early Access Method Statement has been approved

13.4  Licence to have access

      Subject to the provisions of this Clause 13 and unless prevented from so doing by Force Majeure the Tenant its contractors agents advisers workmen and others engaged in the execution of the Tenant's Works shall be permitted access to each Tenant's Work Area as licensee in common with the Developer and others at all times (subject as hereinafter mentioned) with effect from the relevant Early Access Date relating to such Tenant's Work Area for the purpose only of the commencement and execution of any Tenant's Works in that Tenant's Work Area

13.5  Compliance with Early Access Method Statement and the CDM Regulations

      The Tenant shall itself, and shall procure that the Tenant's Consultants and the Tenant's Contractors and all other parties instructed by the Tenant comply with:-

      13.5.1 the Early Access Method Statement approved pursuant to the provisions of Clause 13.2 (as the same may be added to or varied from time to time as permitted by this Agreement) and

      13.5.2 the CDM Regulations and co-operate fully with the Developer's Contracting Team and the Key Consultants consultants, the planning supervisor and principal contractor in carrying out their duties and responsibilities under the CDM Regulations and the Tenant shall execute and deliver to the Health and Safety Executive a declaration in accordance with paragraph 4(4) of the CDM Regulations that it will act as client in respect of the Tenant's Works for the purposes of the CDM Regulations

13.6  Tenant's Work Area Obligations

      Upon entering each Tenant's Work Area and any other parts of the Building to which access is permitted prior to the date of Base Building Works Practical Completion the Tenant will and will procure that its respective contractors, agents, advisers and workmen will at all times not damage or cause or permit its servants, agents or contractors or any other persons to damage the Base Building Works and in particular not to interfere or permit such persons to interfere with or do or permit to be done by any such persons any act or thing which may adversely affect or delay any installation forming part of the Base Building Works or the carrying out or completion of the Base Building Works and not to make or instruct to be made by any such persons any connections with or to such installation without the prior approval of the Developer to such connections (which approval shall not be unreasonably withheld).

14.   ANCILLARY PROVISIONS AS TO TENANT'S WORKS

14.1  As-built Drawings

      As soon as practicable after Tenant's Works Practical Completion the Tenant shall supply to the Developer

      14.1.1 a set of as-built drawings showing the works actually carried out by the Tenant together with a set of DWG format CAD discs showing the same and

      14.1.2 a copy of the health and safety file kept available for inspection pursuant to the Construction (Design and Management) Regulations 1994 and any subsequent legislation of a similar nature

14.2  Memorandum of Category A and Category B Works

      14.2.1 Within ten (10) Working Days following Tenant's Works Practical Completion the Tenant shall supply to the Developer a memorandum separately identifying the Tenant's Category A Works and the Tenant's Category B Works (if any) and as soon as practicable thereafter the Developer and the Tenant shall each sign and exchange a memorandum which shall (if necessary to distinguish accurately the Tenant's Category A Works and Tenant's Category B Works) annex the relevant marked up or as-built drawings

      14.2.2 If the Tenant shall fail to comply with Clause 14.2.1 the Developer may (but shall not be obliged to) prepare such a memorandum itself and the Tenant shall provide the Developer with all necessary access, facilities and information to do so and shall pay the Developer's costs of doing so on demand

14.3  Licences for Alterations

      Within fifteen (15) Working Days of Tenant's Works Practical Completion (or on completion of the Lease if later) the Developer shall execute and deliver to the Tenant the executed Licence and the Tenant shall execute and deliver a counterpart thereof to the Developer and for such purposes the Tenant shall supply to the Developer as soon as practicable after Completion of the Tenant's Works a specification prepared by or on behalf of the Tenant which shall identify the relevant works insofar as the extent of the same is not apparent from the as-built drawings

14.4  Indemnity

      The Tenant shall in respect of the Tenant's Works and without prejudice to any other obligation on its part herein keep the Developer and/or CWCL fully and effectually indemnified against:-

      14.4.1 any breach by the Tenant or its servants agents consultants contractors or any sub-tenant licensee or occupier of the Demised Premises or those for whom they are respectively responsible of the conditions or requirements imposed or implied by the Licences and any other permission or licence granted (on the application of or on behalf of the Tenant) for or otherwise pursuant to the terms of this Agreement for the execution of the Tenant's Works and

     14.4.2 all claims actions damages demands losses expenses costs and other liabilities whatsoever suffered by the Developer and/or CWCL which arise out of the carrying out of the Tenant's Works otherwise than in accordance with the terms of this Agreement and will make good forthwith to the satisfaction of the Developer any damage or injury caused by the Tenant (or by anyone for whom the Tenant is responsible) to the Building or to the Base Building Works or other part of the Development Site or to the property of the Developer and/or CWCL or any of their respective servants agents licensees or workmen

14.5  Copy Appointments and Contracts and Provision of Collateral Deeds of
      Warranty

      14.5.1 The Tenant shall procure that there are delivered to the Developer within twenty (20) Working Days of their completion copies of all appointments of Tenant's Consultants (in each case excluding financial information)

      14.5.2 The Tenant shall as soon as reasonably practicable procure the execution and delivery to the Developer of a collateral deed of warranty from each of the Tenant's Consultants in the form set out in Annexure 16 in each case with non-material variations or pre-agreed permitted amendments as set out in Annexure 15 in such form as the Tenant proposes and the Developer approves, such approval not to be unreasonably withheld or delayed and to have regard to the scale and nature of the services to be provided by the Tenant's Consultant

14.6  Plans drawings etc

      The Developer shall have an irrevocable and assignable licence free from any copyright claim to use and reproduce all plans drawings specifications models and other information required to be furnished by the Tenant to the Developer under this Agreement but so that the Developer shall use the same only in connection with the use ownership operation maintenance and alteration of the Building and Demised Premises

15.   ENTRY BY THE DEVELOPER TO THE DEMISED PREMISES AFTER THE ACCESS DATE

      (Subject to clause 8.17 of the Lease once beneficial occupation has been taken by the Tenant) with effect from the Access Date (and whether before or after the date of grant of the Lease) the Tenant shall upon receipt of reasonable prior notice (save in the case of emergency) permit the Developer the Key Consultants the Consultants and the Developer's Contracting Team to enter upon the Demised Premises in order to enable the Developer to complete the Base Building Works and/or to measure the Demised Premises and/or the Building the persons so entering causing as little interference interruption to or restriction of the Tenant's Works as reasonably practicable and making good to the reasonable satisfaction of the Tenant any physical damage caused thereby to the Demised Premises or to the Tenant's Works

16.   NOT USED

17.   AGREEMENT AS TO OPERATION OF LANDLORD AND TENANT ACT 1927

17.1  Service of 1927 Act Notice

      The Tenant hereby agrees with the Developer that if the Tenant serves a 1927 Act Notice upon the Developer in relation to the Tenant's Works or any part or parts of them the Tenant shall within twenty-eight (28) days following the service of the 1927 Act Notice or within seven days after determination of the cost (hereinafter called the "Cost") to the Tenant of the carrying out of the works and alterations the subject of the 1927 Act Notice (time being of the essence) pay to the Developer a sum equal to One hundred and five per cent. (105%) of the Cost

17.2  Determination of Cost

      The Developer and the Tenant shall use all reasonable endeavours to agree the Cost but in default of written agreement between them as to the amount of the Cost then either party may at any time following the expiration of a period of fourteen (14) days following the service of the 1927 Act Notice refer the matter for settlement to an Independent Person acting as an expert pursuant to the provisions of Clause 30.5

                                    PART 5
               INDEPENDENT MEASUREMENT AND PRACTICAL COMPLETION

18.   MEASUREMENT

18.1  Joint Measurement

      18.1.1 As soon as reasonably practicable after the date of this Agreement the Developer and the Tenant shall appoint the Independent Measurer in the form of appointment forming Annexure 18 to this Agreement (the "Measurer's Appointment")

      18.1.2 Within fifteen (15) Working Days following the date when the Developer reasonably considers the Demised Premises is capable of measurement in accordance with the Code of Measuring Practice and in any event prior to Base Building Works Practical Completion the Developer and the Tenant shall jointly instruct the Independent Measurer on the terms of the Measurer's Appointment to measure the Demised Premises and the Building in accordance with the instructions set out in the Measurer's Appointment and issue a certificate confirming the Net Internal Area of the Demised Premises and the Building (the "Independent Measurer's Certificate")

      18.1.3 In measuring the Net Internal Area the Independent Measurer shall be instructed to:-

              (a) assume that the Base Building Works have been completed in accordance with the Base Building Definition disregarding the effect upon Net Internal Area of all Tenant's Requested Modifications and for this purpose the Independent Measurer will be provided with copies of plans showing (i) areas coloured blue which would have been Net Internal Area save for the effect of Tenant Requested Modifications which areas he shall treat as part of the Net Internal Area and (ii) areas coloured orange which would not have been Net Internal Area save for the effect of Tenant Requested Modifications ("TRM Plans"), such plans to be agreed or determined pursuant to Clause 22.6; and

              (b)  assume that the Tenant's Works have not been carried out

18.2 The Independent Measurer's Certificate shall be final and binding on the parties save in the case of manifest error

18.3 Responsibility for the fees of the Independent Measurer shall be shared equally between the Developer and the Tenant

19.   PRACTICAL COMPLETION

19.1  Issue of the Base Building Works Practical Completion Certificate

      19.1.1 The Developer shall procure that the Tenant shall be given not less than five (5) Working Days' notice in writing of the intention of the Base Building Architect to carry out an inspection of the Base Building Works with a view to the issue of the Base Building Works Practical Completion Certificate. Such notice shall state the proposed date and time of such inspection and the Tenant and/or the Tenant's Representative will be permitted to accompany the Base Building Architect on such inspection. The Base Building Architect shall have regard to but shall not be bound by any representations made by the Tenant and/or the Tenant's Representative during such inspection or made forthwith in writing thereafter as to the state and condition of the Base Building Works and the Base Building Architect shall disregard any Tenant's Requested Modification and any consequential effect on the Base Building Works requested in accordance with Clause 8.1.2(b)

      19.1.2 The Developer shall forthwith supply to the Tenant a copy of the Base Building Works Practical Completion Certificate when issued and this may be issued by the Developer subject to a list of Snagging Items

      19.1.3 If the Tenant disputes the correctness of the Base Building Works Practical Completion Certificate or maintains that the Base Building Works were not practically complete at the date of the Base Building Works Practical Completion Certificate (subject as set out in Clause 19.1.2) the Tenant may serve a Counter-Notice (the "Counter-Notice") in writing upon the Developer within five
              (5) Working Days after the receipt by the Tenant of the Base Building Works Practical Completion Certificate specifying the respects in which in the opinion of the Tenant the Base Building Works have not been practically completed as aforesaid or in which it is contended that the Base Building Works Practical Completion Certificate is incorrect and giving such written reasons as can be given at that time for any contentions to the Developer and attaching copies of all notes, reports, memoranda or other matters in the possession of or available to the Tenant and which are relevant to its contentions. If the Tenant fails to serve such a Counter-Notice within the said five (5) Working Day period the Tenant shall be deemed to have accepted the relevant Certificate which shall be final and binding for the purposes of this Agreement

      19.1.4 The Developer may accept a Counter-Notice from the Tenant but if the Developer (by notice in writing to the Tenant within five (5) Working Days after the Counter-Notice) disputes the correctness of the Tenant's Counter-Notice the dispute shall be referred for determination by an Independent Person acting as an expert in accordance with Clause 30.5 to determine whether the Base Building Works have been practically completed or whether the Base Building Works Practical Completion Certificate is correct or the Base Building Works were not practically complete at the date of the Base Building Works Practical Completion Certificate and, if not, what works still remain to be carried out in order to achieve Base Building Works Practical Completion or what steps are necessary to correct the Base Building Works Practical Completion Certificate

      19.1.5 If the Independent Person (taking account of Clause 19.1.2) determines that there is work remaining to be carried out as set out in Clause 19.1.4 he shall specify such work and the Developer shall procure the same to be carried out as soon as reasonably practicable to the reasonable satisfaction of the Independent Person who shall thereupon certify the date upon which such work was completed to his reasonable satisfaction and the date so certified shall be the date upon which Base Building Works Practical Completion shall be deemed to have taken place for the purposes of this Agreement and the Base Building Works Practical Completion Certificate validly issued

      19.1.6 If the Independent Person determines that the Base Building Works Practical Completion Certificate is incorrect then he shall specify the errors which were made in issuing the Base Building Works Practical Completion Certificate and the Developer shall ensure that such errors are corrected as soon as reasonably practicable to the satisfaction of the Independent Person who shall thereupon certify the date upon which in his opinion the Base Building Works Practical Completion Certificate would have been validly issued and subject to Clause 19.3 such date shall be the date upon which Base Building Works Practical Completion is deemed to have taken place for the purposes of this Agreement and the Base Building Works Practical Completion Certificate treated as issued

19.2  Tenant's Works Practical Completion

      The Tenant will notify the Developer promptly of Practical Completion of the Tenant's Works and promptly provide a copy of the relevant certificate and an opportunity to inspect as soon as practicable following the issue of such certificate

19.3  Tenant's Delay

      The Developer shall give notice to the Tenant certifying the dates on which the Base Building Works Practical Completion Certificate would have been issued but for Tenant's Delay taking into account all periods of Tenant's Delay and all extensions of time already agreed or determined in respect of Tenant's Delay pursuant to Clause 5.4.3 and the other provisions of this Agreement each applied in accordance with the definition of Tenant's Delay ("Delay Notice"). In the event that the Tenant disputes the date referred to in such certificate within six (6) Working Days (failing which the Tenant shall be deemed to have accepted the relevant Delay Notice which shall be final and binding for the purposes of this Agreement) the matter shall be referred to an Independent Person acting as an expert in accordance with Clause 30.5. If the Independent Person determines that the Tenant's Delay Notice is incorrect then he shall certify the date upon which he considers the Base Building Works Practical Completion Certificate would have been issued but for Tenant's Delay taking account of all extensions of time already agreed or determined in respect of Tenant's Delay pursuant to Clause 5.4.3 and the other provisions of this Agreement

19.4  Damage caused by Tenant

      For the avoidance of doubt and notwithstanding that any Certificate may be issued subject to Snagging Items any damage caused to the Base Building Works by the Tenant or the Tenant's Contractors or anyone under their respective control shall be ignored and deemed to have been made good for the purposes of certifying Base Building Works Practical Completion

                                     PART 6
                                    DEFECTS

20.   DEFECTS

20.1  Snagging Items

      The Developer shall, as soon as reasonably practicable after Base Building Works Practical Completion remedy or cause to be remedied the Snagging Items

20.2  Defects in the Base Building Works

      Without prejudice to Clause 20.1, the Developer shall as soon as reasonably practicable and at times to be agreed with the Tenant as provided in Clause 20.3 (whether or not upon receiving notice in writing of the same from the Tenant) procure to be remedied and made good to the reasonable satisfaction of the Tenant all Defects in the Base Building Works and the Tenant shall give notice to the Developer as soon as reasonably practicable upon becoming aware of any Defects in the Base Building Works without obligation on the Tenant to investigate and for the avoidance of doubt failure to so notify shall not relieve the Developer of any of its obligations in this clause 20.2

20.3 Access to the Demised Premises to remedy Snagging Items and/or Defects in the Base Building Works

      The Tenant shall, whether before or following the grant of the Lease (the Tenant acknowledging that certain works will inevitably take place after the Lease is granted but subject as set out in Clause 20.2), permit the Developer and/or the Developer's Contracting Team and all persons authorised by them at all reasonable times during normal working hours (or at any time in the event of emergency) and on giving reasonable prior written notice (consulting with the Tenant as to the timing of entry) to enter the Demised Premises in order to remedy any Snagging Items and/or any Defects in the Base Building Works and the persons so entering shall comply with clause 8.17 of the Lease and cause the minimum of disturbance reasonably practicable and shall make good to the reasonable satisfaction of the Tenant any physical damage caused thereby to the Demised Premises

20.4  Defects Costs in respect of Base Building Works

      The Developer shall (subject as set out in Clause 20.6) indemnify the Tenant in respect of any and all Defects Costs in respect of the Base Building Works and shall reimburse the same to the Tenant within ten (10) Working Days of demand

20.5  Defects Costs in respect of the Infrastructure Works

      The Developer shall indemnify the Tenant in respect of any and all Defects Costs in respect of the Infrastructure Works and shall reimburse the same to the Tenant within ten (10) Working Days of demand.

20.6  Tenant to notify Developer of Latent Defective Works

      20.6.1 Save in the case of emergency, prior to the Tenant incurring any expenditure (provided that this shall not include any claim under the service charge provisions contained in the Lease) which may constitute Defects Costs in respect of the Base Building Works the Tenant shall first notify the Developer of the defect concerned and shall give the Developer a reasonable and proper period (taking into account the nature and effect of the defect and assuming prompt action diligently pursued by the Developer) to inspect and investigate the same

      20.6.2 If the Developer acknowledges that the defect is Latent Defective Works and brings forward reasonably acceptable proposals for remedying items and implements the same promptly the Tenant shall allow the Developer and all workmen contractors servants or other persons required by the Developer access to the Demised Premises at reasonable times (or at any time in the event of emergency) for the purpose of making good the Latent Defective Works, subject to clause 8.17 of the Lease and complying with all reasonable security and safety requirements of the Tenant and the Developer causing as little disruption and damage as is reasonably practicable to the Demised Premises and making good all physical damage whatsoever thereby caused

      20.6.3  If the Developer fails to comply with its obligations in Clause
              20.6.2 the Developer will within ten (10) Working Days of demand and provision of adequate evidence of expenditure reimburse the Tenant the Defects Costs in respect of the Base Building Works

      20.6.4 Disputes and differences arising under this Clause 20.6 shall be determined by an Independent Person acting as an expert pursuant to Clause 30.5

20.7  Developer to have no other liability

      Subject to remedy or payment as set out in Clauses 20.2, 20.4, 20.5 and
      20.6.3 the Developer shall have no other liability to the Tenant under this Agreement for costs, losses, damages and expenses resulting from Latent Defective Works

                                    PART 7
                                   INSURANCE

21.   INSURANCE

21.1  "Lease Insurance Date"

      For the purposes of this Clause 21 the "Lease Insurance Date" shall mean the later of the following:-

      21.1.1  the date of completion of the Lease

      21.1.2  the date of Tenant's Works Practical Completion

      and for the avoidance of doubt the parties agree that until such date notwithstanding the grant of the Lease the satisfaction of the Developer's obligations pursuant to Clause 21.2 shall be deemed to be performance of the lessor's obligations pursuant to Clause 7 of the Lease

21.2  Developer to insure

      Subject to Clause 21.6, as soon as reasonably practicable following the date of this Agreement until the Lease Insurance Date the Developer shall insure or cause to be insured

      21.2.1

              (a) the Base Building Works, the Building, the Site and all fixtures, plant, machinery and apparatus intended for incorporation within the Base Building Works and the Site insofar as any of the same are from time to time built (wherever the same are stored within UK territorial limits); and

              (b) subject to compliance by the Tenant with Clause 21.7 the Tenant's Works (so far as the same are from time to time built and excluding Tenant's furniture and contents)

              against loss or damage by the risks (the "Insured Risks") covered by the CAR Policy in such sum as shall in relation to the Base Building Works in the Developer's opinion be the full reinstatement cost thereof including amounts representing Value Added Tax, architects' surveyors' and other professional fees and expenses incidental thereto the costs of shoring up demolition and site clearance and similar expenses subject to all exclusions excesses and limitations imposed by the insurers or underwriters

      21.2.2 such other insurances (including property owner's liability) as the Developer may from time to time deem necessary to effect

21.3  Insured Works

      All works insured pursuant to Clause 21.2 are, in this Clause 21, referred to as the "Insured Works"

21.4  Restriction on Tenant insuring

      The Tenant shall not take out any insurances in respect of the Demised Premises or in respect of any other matters which the Developer is required to insure under Clause 21.2

21.5  No Variation and Noting

      21.5.1 The Developer shall not vary the terms and conditions of the CAR Policy insofar as it relates to the Tenant's Works in any material respect without the consent of the Tenant (such consent not to be unreasonably withheld)

      21.5.2 The Developer shall procure that the Tenant's interest is either noted or that the Tenant is shown as an insured party. If the Tenant's interest is noted the Developer shall use reasonable endeavours to procure that the insurer shall have agreed to waive all rights of subrogation against the Tenant

21.6  Reimbursement of premiums

      Within five (5) days after written demand the Tenant shall pay to the Developer the full amount of the sums the Developer expends in effecting insurance pursuant to Clause 21.2:-

      21.6.1 for a period from the date hereof until the Lease Insurance Date insofar as they relate to the Tenant's Works and/or Tenant's Requested Modifications; and/or

      21.6.2 for the period from Base Building Works Practical Completion or if earlier the date upon which the Base Building Works would have been practically complete but for any Tenant's Delay until the Lease Insurance Date

21.7  Tenant to notify Developer of Reinstatement Value

      Prior to the Tenant commencing the Tenant's Works the Tenant shall notify the Developer of the estimated reinstatement value of such Tenant's Works including professional fees cost of debris removal and value added tax (such value to be revised as appropriate and the final value at practical completion thereof notified to the Developer as soon as practicable following the date of Tenant's Works Practical Completion) and the Developer shall be entitled to rely without further enquiry on such notified values in effecting the relevant insurance pursuant to this Clause 21 and shall not be liable to the Tenant for any alleged breach of its obligations under this Clause insofar as such alleged breach relates to the following the Tenant's requirements as to the notified value and nor shall the Developer be obliged to insure any such parts of the Tenant's Works unless it shall have been notified of the reinstatement value of such parts

21.8  Destruction/damage of Insured Works

      In the event that the Insured Works (or any part of them) are destroyed or damaged by any of the Insured Risks during the course of construction prior to the Lease Insurance Date then unless payment of the insurance monies shall be refused wholly or partly by reason of any act or default of the Tenant or the Tenant's Consultants or Tenant's Contractors or any sub-tenant or other occupier or their respective agents licensees or visitors or others under the control of any of them and subject to the Developer being able to obtain any necessary planning permission and all other necessary licences approvals and consents the Developer shall:-

      21.8.1 rebuild and reinstate that part of the Insured Works so destroyed or damaged which comprises the Base Building Works substantially as the same were prior to any such destruction or damage (but not necessarily to provide accommodation identical in layout if it would not be reasonably practicable to do so given the circumstances at the relevant time and subject to the Tenant's approval (such approval not to be unreasonably withheld)) and if such destruction or damage occurs prior to completion of the Lease then the Rent Commencement Date shall be postponed for the length of any rebuilding period; and

      21.8.2 (if any Tenant's Works shall have been destroyed or damaged) pay to the Tenant the insured value received for the Tenant's Works destroyed or damaged (such value in default of agreement to be settled by an Independent Person acting as arbitrator pursuant to Clause 30.4) to enable the Tenant to apply the same towards the reinstatement of the Tenant's Works and the Tenant shall reinstate the Tenant's Works to the Developer's reasonable satisfaction and in case such moneys shall be insufficient for that purpose the Developer shall incur no liability to the Tenant in respect of such deficiency where the Developer has complied with its obligation under Clause 21.2.1(b) and the Tenant shall then make up any such deficiency out of its own moneys

21.9  Payment of insurance moneys refused

      If the payment of any insurance moneys is refused or reduced as a result of some act or default of the Tenant or the Tenant's Consultants or the Tenant's Contractors or any undertenant or other occupier or their respective agents licensees or visitors or others under the control of any of them the Tenant shall pay to the Developer on written demand the amount so refused or reduced except to the extent that it relates to the Tenant's Works

21.10 Developer's and Tenant's obligations

      The Developer and Tenant shall and shall procure that each of their Consultants or Contractors or any undertenant or other occupiers or their respective agents licensees or visitors or others under the control of any of them shall:-

      21.10.1 not do or omit to do anything that could cause any policy of insurance (details of which have been supplied to the Tenant) in respect of or covering the Demised Premises to become void or voidable wholly or in part nor (unless the Tenant has previously notified the Developer and agreed to pay the increased premium) anything whereby any increased or loaded premium may become payable and the Tenant shall on written demand pay to the Developer such increased premium and tax thereon; and

      21.10.2 at all times comply with the terms of the CAR Policy the Joint Code of Practice for the Protection from Fire of Construction Sites and all other requirements of the Developer's insurers so far as regarding the Tenant's compliance such requirements are known by the Tenant and relate to the Demised Premises or the conduct of persons using any part of the Buildings or the Development Site

21.11 Notice by Tenant

      Following entry to the Building by the Tenant the Tenant shall give notice to the Developer forthwith upon the happening of any event or thing of which it is aware which might affect or give rise to a claim under any insurance policy (details of which have been supplied to the Tenant) relating to the Demised Premises or any other part of the Building

21.12 Benefit of other insurances

      If the Tenant shall become entitled to the benefit of any insurance in relation to the Demised Premises or the Building which is not effected or maintained in pursuance of the obligations herein contained then the Tenant shall apply all monies received from such insurance (insofar as the same shall extend) in making good the loss or damage in respect of which the same shall have been received

                                    PART 8
                              GRANT OF THE LEASE

22.   GRANT OF LEASE, CALCULATION OF RENTS AND OTHER TERMS

22.1  Grant of Lease

      22.1.1 Within ten (10) Working Days following the later to occur of the following dates:-

              (a)  the date of Practical Completion of the Base Building Works;
                   and

              (b)  the determination of the Net Internal Area ; and

              (c) unless the Developer (or the Developer's successor in title) otherwise elects by notice in writing to the Tenant in which case the Rent Review Specification shall be agreed or determined subsequently and shall be referred to in the Lease as being contained in a deed supplemental to the Lease which the parties hereby agree to enter into when the Rent Review Specification has been agreed or determined) agreement or determination of the Rent Review Specification to be attached to the Lease as provided in Clause 22.6 the Developer (or if relevant the Developer's successor in title) shall cause to be delivered to the Tenant or the Tenant's Solicitors the Lease executed by the Lessor and Canary Wharf Management Limited (or its successors) and the Tenant (meaning The Northern Trust Company only) shall forthwith execute and deliver the counterpart of it to the Developer (or if relevant the Developer's successors in title) released for completion. Completion of the Lease shall take place within ten (10) Working Days of receipt (or when receipt should have occurred but for Developer's default in relation to this clause 22.1.1) by the Tenant's Solicitors or the Tenant of the executed Lease as aforesaid) at the offices of the Developer's solicitors or at such other place in the United Kingdom as the Developer (or if relevant the Developer's successor in title) shall reasonably require

      22.1.2 If for whatever reason the Tenant's credit rating is such that the Tenant would not be an Acceptable Assignee (as defined in the Lease) the Tenant shall forthwith notify the Developer and if so requested by the Developer (or its successor in title) shall procure that a Group Company of the Tenant which has that rating (or a better one) immediately prior to the date of grant of the Lease or if there is not one another entity with such a rating (the "Additional Party") shall execute and join in the Lease as the Tenant or as a guarantor of the Tenant

      22.1.3  In the circumstances described in Clause 22.1.2:

              (a) the Additional Party shall if so requested by the Developer (or its successor in title) as quickly as reasonably practicable enter into a deed of novation in such form as the Developer (or its successor in title) shall reasonably require of the Tenant's obligations under this Agreement and shall expressly confirm that its liability extends to events or matters arising from the date of this Agreement; and

              (b) if the Additional Party is not a limited company or public limited company incorporated in England and Wales the Tenant shall procure that a Letter of Opinion is provided in relation to the Additional Party

22.2  Length of Lease term, Initial Rents, Service Charges and Insurance Rent

      The following provisions shall apply (inter alia) to the computation and the commencement date for payment of the rents payable under and the calculation of the commencement and length of the term of the Lease:-

      22.2.1 The Term Commencement Date as defined in the Lease shall be the Quarterly Day (as defined in the Lease) immediately preceding the Base Building Works Practical Completion Date and the term of the Lease shall be for a period of 20 years commencing upon the Term Commencement Date

      22.2.2  The Initial Rent shall be the aggregate of:-

              (a) the product of multiplying the Net Internal Area of the Demised Premises (Lease 1 - Floors 9-11 and Lease 2 - Floors 5-8) expressed in square feet by forty two pounds ((Pounds)42.00) but not exceeding in any event 18,890 square feet per floor

              (b) the product of multiplying the Net Internal Area of the Demised Premises (Lease 1 -B1M and Lease 2 - B1) expressed in square feet by fourteen pounds ((Pounds)14.00)

              (c) The car parking rent payable under clause 3(a)(i) of the Lease shall be the product (expressed in pounds sterling) of multiplying (Pounds)2,500 by the number of car parking spaces included in the Tenant's Parking Allocation and such figure shall be inserted in clause 3(a)(i) of the Lease each of the amounts in (a) to (c) (inclusive) being deemed to be exclusive of VAT (if any) thereon

     22.2.3 The part of the Initial Rent referred to in Clauses 22.2.2(a) and 22.2.2(b) shall be due and shall commence forthwith on the date 15 months following the later of (a) the Base Building Works Practical Completion Date and (b) completion of the Infrastructure Works

              PROVIDED THAT until the Initial Rent has been ascertained such payment shall be based upon the Developer's estimate of the same (which estimate shall be final and binding on the Tenant) with any necessary adjustment in respect of an underpayment or overpayment being made as soon as practicable after the ascertainment of the exact figures involved pursuant to Clause 22.2.2

      22.2.4 The part of the Initial Rent referred to in Clause 22.2.2(c) shall be due and shall commence forthwith on the date following the Base Building Works Practical Completion Date

      22.2.5 The insurance rent and service charges as reserved in Clauses 3(b) and 3(c) respectively of the Lease shall be due and shall commence on the Base Building Works Practical Completion Date

      22.2.6 the service charge percentages to be inserted in Clause 9.4 of the Lease shall be calculated using the formula set out in Clause 9.1(e) of 9.1(j) (as the case may be) of the Lease with the numerator X being the Net Internal Area referred to in the Independent Measurer's Certificate

      22.2.7  In computing all periods and dates for the purposes of this Clause
              22.2 the period or date shall be deemed to be that which would have occurred but for any Tenant's Delay subject to the decision of the Independent Person

      22.2.8 Value Added Tax chargeable by the Developer in respect of supplies made pursuant to the Lease shall be reserved and become payable as rent under the Lease as described in Clause 3 of the Lease

      22.2.9 The Tenant's Parking Allocation shall be the number of car spaces (rounded up or down to the nearest whole number) calculated as follows:-

              A
              - x  Total number of car parking spaces in the car park within the
              B    Building

              Where :-

              "A" = the Net Internal Area of Floors 5-11 (inclusive) as set out in the Independent Measurer's Certificate

              "B" = the Net Internal Area of the Building as set out in the Independent Measurers Certificate

              Provided that such figure shall be included in paragraph 6 of the First Schedule of the Lease

      22.2.10 The plan referred to in the definition of Mechanical Space Area in the Lease shall show an area calculated as follows:-


              A
              - x  Total mechanical space area available on Floor 12 of the
              B    Building

              Where :-

              "A" = the Net Internal Area of Floors 5-11 (inclusive) as set out in the Independent Measurer's Certificate

              "B" = the Net Internal Area of the Building as set out in the Independent Measurer's Certificate

      22.2.11 The area on the roof of the Building available for use by the Tenant for Telecommunications Equipment (as defined in the First Schedule of the Lease) shall be an area calculated as follows:-

              A
              - x  Total area available for telecommunications equipment on the
              B    roof of the Building

              Where :-

              "A" = the Net Internal Area of Floors 5-11 (inclusive) as set out in the Independent Measurer's Certificate

              "B" = the Net Internal Area of the Building as set out in the Independent Measurer's Certificate


22.3  Sums paid as Licence Fees

      Where in consequence of the calculations made under Clause 22.2 sums and amounts become due and payable by the Tenant to the Developer or to the Management Company (as defined in the Lease) in respect of any period or periods prior to the commencement of the term of the Lease or the completion of the Lease such sums and amounts shall instead be due and shall commence to be paid by the Tenant as licence fees under the terms of this Agreement until the Lease has been completed

22.4  Rent Review Dates

      The Initial Rent will be reviewed upwards only every five years, the first review to take place on the fifth anniversary of the Term Commencement Date

22.5  Opinion Letter

      The Tenant shall procure the provision to the Developer (or the Developer's successor in title) on completion of the Lease and the Licence of a Letter of Opinion in relation to the Lease and the Licence

22.6  Rent Review Specification

      22.6.1 The Developer shall as soon as reasonably practicable following Base Building Works Practical Completion submit to the Tenant a draft of the Rent Review Specification for its approval, such approval not to be unreasonably withheld or delayed

      22.6.2 In the event the Developer and the Tenant (using best endeavours) are unable to agree the Rent Review Specification within six (6) months the matter may be referred by either of them at any time to the Independent Person acting as an expert pursuant to Clause 30.5

22.7  Payment of Tenant's Inducement

      The Developer shall pay to the Tenant the Tenant's Inducement as an inducement to enter into the Lease such sum to be paid by means of one instalment upon the date of completion of the Lease and subject, if a taxable supply is made, to the receipt by the Developer of a valid Value Added Tax invoice therefor

22.8  Grant of Sub-Underlease

      22.8.1  Within the ten (10) Working Day period referred to in clause
              22.1.1 above the Developer (or if relevant the Developer's successors in title) shall cause to be delivered to the Tenant or the Tenant's Solicitors the Sub-underlease executed by the Developer (or such other Group Company of the Developer as the Developer shall nominate) (as tenant) and the Tenant shall forthwith execute and deliver the original of it to the Developer (or if relevant the Developer's successors in title). Completion of the Sub-underlease shall take place simultaneously with completion of the Lease

      22.8.2 The Term Commencement Date (as defined in the Sub-underlease) shall be the same date as calculated in accordance with Clause
              22.2.1 and the term of the Sub-underlease shall be for a period of 5 years 6 months commencing upon the Term Commencement Date

      22.8.3 The Initial Rent (as defined in the Sub-underlease) shall be the product of multiplying the Net Internal Area of the Sub-underlease Premises expressed in square feet by forty two pounds ((Pounds)42.00)

      22.8.4 The Initial Rent reserved by the Sub-underlease shall be due and shall commence to be payable on the Rent Commencement Date (as calculated in accordance with clause 22.2.3)

      22.8.5 The car parking rent payable under clause 3(a)(i) of the Sub-underlease shall be the product (expressed in pounds sterling) of multiplying (Pounds)2,500 by the number of car parking spaces included in the Sub-underlease Parking Allocation and such figure shall be inserted in clause 3(a)(i) of the Sub-underlease

      22.8.6 The car parking rent insurance rent and service charges as reserved in clauses 3(a)(i) 3(b) and 3(c) respectively of the Sub-underlease shall be due and shall commence on the date following the Base Building Works Practical Completion Date

      22.8.7
              (a) The Developer and the Tenant shall as soon as possible make an application to the Mayor's and City of London Court pursuant to Section 38 of the Landlord and Tenant Act 1954 (as amended by section 5 of the Law of Property Act 1969) for an order (the "Court Order") effectually authorising an agreement excluding in relation to the Sub-underlease the provisions of Sections 24 to 28 of the said Act such agreement to be in the form of clause 11 of the Sub-underlease

              (b) The Developer and the Tenant warrants and undertakes to the other that they will not withdraw the application to obtain the Court Order and that they will use their best endeavours (including lodging an amended application) to obtain the Court Order

      22.8.8 The Retained Parking Allocation shall be the number of car spaces (rounded up or down to the nearest whole number) calculated as follows:-

              A
              - x  Total number of car parking spaces in the car park within
              B    the Building

              Where :-

              "A" = the Net Internal Area of Floors 6-11 (inclusive) as set out in the Independent Measurer's Certificate

              "B" = the Net Internal Area of the Building as set out in the
                    Independent Measurer's Certificate

      22.8.9 Prior to carrying out or permitting to be carried out any MSDF Works to the Sub-underlease Premises the Developer shall consult with the Tenant with regard to the details of the proposed fit-out (without obligation on the Developer to implement any of the Tenant's preferences)

      22.8.10 The plan referred to in clause 1.22 of the Sub-underlease shall shown an area calculated as follows:-

               A
               - x the Mechanical Space Area (as calculated pursuant to clause
               B   22.2.10)

               Where :-

               "A" = the Net Internal Area of Floor 5 as set out in the
                     Independent Measurer's Certificate

               "B" = the Net Internal Area of Floors 5-11 (inclusive) as set out in the Independent Measurer's Certificate

      22.8.11 The area on the roof of the Building available for use by the tenant under the Sub-underlease for Telecommunications Equipment (as defined in the First Schedule of the Sub-underlease) shall be an area calculated as follows:-

               A
               - x The area calculated pursuant to clause 22.2.1
               B

               Where :-

               "A" = the Net Internal Area of Floor 5 as set out in the
                     Independent Measurer's Certificate

               "B" = the Net Internal Area of Floors 5-11 (inclusive) as set out in the Independent Measurer's Certificate

      22.8.12 Nothing shall preclude the Developer from entering into an agreement for letting in respect of the whole or any part of the Sub-underlease Premises in accordance with clause 8.18 of the Sub-underlease as if the Sub-underlease had been completed

22.9  Capital Allowances

      The Developer shall be entitled to claim the capital allowances in respect of the first (Pounds)25.00 per square foot attributable to the Tenant's Category A Works

23.   TITLE

23.1  Tenant to raise no requisitions

      The Developer's title to grant the Lease having been deduced to the Tenant prior to the date of this Agreement the Tenant shall raise no objection or requisition in respect of it

23.2  HM Land Registry

      The Developer shall place its Land Certificate in respect of Title Number EGL387043 on deposit at H.M. Land Registry and shall notify the Tenant or its Solicitors of the deposit number allocated for the purposes of enabling the Tenant to register a notice of the Tenant's interest arising out of this Agreement relating to the Demised Premises

23.3  Title Entry Removal

      The Developer shall procure that Clifford Chance LLP or itself shall apply as soon as reasonably practicable to HM Land Registry with a request that any irrelevant entries on the registers of title numbers EGL387040 and EGL387043 shall be removed and shall use reasonable endeavours to procure such removal

23.4  Waiver Letter

      On the completion of the Lease, the Developer shall procure from Canary Wharf Investments Limited (or its successors or assigns) a waiver confirming that the Tenant (and its successors in title and assigns and those deriving title under the Tenant and such successors and assigns) shall not be obliged to comply with the obligations on the tenant under the Superior Lease as defined in the Lease and any other lease with any other superior landlord (where such are part of the same group of companies as the Developer)

23.5  Public Open Space

      From the date hereof until completion of the Lease the Developer shall comply with the provisions contained in clause 6.8 of the Lease

24.   CONDITIONS AFFECTING THE GRANT OF THE LEASE

24.1  Subjections

      The Lease will be granted subject to:-

      24.1.1 all charges notices orders directions regulations restrictions and other matters whatsoever arising under the Town and Country Planning Act 1990 the Planning (Listed Buildings and Conservation Areas) Act 1990 the Planning (Hazardous Substances) Act 1990 the Planning (Consequential Provisions) Act 1990 the Planning and Compensation Act 1991 and any subsequent legislation of a similar nature and the Tenant shall be deemed to accept the Lease with full knowledge thereof and of the authorised use of the Building for the purpose of such Acts and shall not raise any requisition enquiry or objection with regard thereto

      24.1.2 the matters contained or referred to in the deeds or documents referred to in the Fifth Schedule to the Lease

24.2  Variation to Lease

      The parties to this Agreement acknowledge that the provisions in the Lease and the Sub-underlease may need to be adjusted to reflect the circumstances which affect the Demised Premises as and when fully constructed Provided that no adjustment shall materially prejudice the Tenant. In the event that the Developer reasonably requests the Tenant to agree to any such variation then the parties to this Agreement shall use all reasonable endeavours to agree in good faith the terms and document such proposed variation and any related provisions and in the event of a dispute as to the content of any such variations or provisions such dispute may be referred for settlement by either party to the Independent Person and the parties shall execute any deed or do any other thing necessary to give any variation agreed or settled as aforesaid

24.3  No representations

      The Tenant hereby admits that save for this Agreement and its Annexures no representation whether oral or written (save in any written reply to preliminary enquiries given by the Developer's Solicitors) has been made to the Tenant prior to the execution of this Agreement by or on behalf of the Developer concerning the Development Site or the Building or the Base Building Works or any part of them which has influenced, induced or persuaded the Tenant to enter into or which forms part of this Agreement or of any agreement collateral with this Agreement

24.4  Continuation of Agreement

      Notwithstanding the grant of the Lease or the completion of the Base Building Works, this Agreement shall continue in full force and effect so long as any of its provisions remain to be performed or observed by the Developer or the Tenant

                                    PART 9
                      ENANT'S COVENANT, EVENTS OF DEFAULT

25.   DELAY

      Subject to all the provisions and limitations in this Agreement the Tenant shall indemnify the Developer against all actions, proceedings, claims, demands, losses, costs, expenses, damages and liability arising out of any Tenant's Delay

26.   EVENT OF DEFAULT

26.1  Events of Default

      An Event of Default shall occur in any of the following circumstances:-

      26.1.1 if the Tenant (being a body corporate) passes a winding-up resolution (other than a resolution with the Developer's prior written consent which shall not be unreasonably withheld or delayed for the purposes of an amalgamation or reconstruction resulting in a solvent corporation) or resolves to present its own winding-up petition or is wound-up or the directors of the Tenant resolve to present a petition for an administration order in respect of the Tenant or an Administrative Receiver or a Receiver or a Receiver and Manager is appointed in respect of the property or any part thereof of the Tenant; or

      26.1.2 if the Tenant (being a body corporate) calls or a nominee calls on its behalf a meeting of its creditors or any of them or makes an application to the Court under Section 425 of the Companies Act 1985 other than an application for the purposes of an amalgamation or reconstruction resulting in a solvent corporation or submits to its creditors or any of them a proposal pursuant to Part I of the Insolvency Act 1986 or enters into any arrangement, scheme, compromise, moratorium or composition with its creditors or any of them (whether pursuant to Part I of the Insolvency Act 1986 or otherwise); or

      26.1.3  if any event analogous to those described in Clauses 26.1.1 and
              21.6.2 occurs in relation to the Tenant in the jurisdiction of its incorporation; or

      26.1.4 the Tenant ceases for any reason to maintain its corporate existence; or

      26.1.5 the Tenant shall irremediably and materially breach this Agreement or (if the breach is capable of remedy) shall fail to commence to remedy and thereafter diligently proceed with remedying such material breach within twenty-eight (28) days of being required in writing by the Developer so to do; or

      26.1.6  a breach of Clause 22.1.2 or Clause 22.1.3; or

      26.1.7 the Tenant shall cease for any other reason to be or to remain liable under this Agreement

26.2  Determination of Agreement

      If an Event of Default occurs then the Developer may at any time thereafter (whilst the Event of Default subsists to any extent) by notice in writing to the Tenant forthwith determine this Agreement (but without prejudice to any right of action by the Developer in respect of any antecedent breach of any of the obligations on the part of the Tenant herein contained)

26.3  Repayment upon Determination

      If this Agreement is determined pursuant to this Clause 26 there shall immediately become payable to the Developer a sum equivalent to the aggregate of all Modification Costs which have already fallen to be taken into account pursuant to this Agreement [and all parts of the Tenant's Inducement which have already been paid to the Tenant] together with Interest thereon from the date upon which the same were incurred or paid (as appropriate) until the date of payment under this Clause

27.   NOT USED

28.   NOT USED

                                    PART 10
                                      TAX

29.   VALUE ADDED TAX

29.1  Payment of VAT

      Where, pursuant to the terms of this Agreement, the Developer (for the purposes of this Clause 29.1, being the "Supplier") makes or is deemed to make a supply to the Tenant (for the purposes of this Clause 29.1, being the "Recipient") for Value Added Tax purposes and Value Added Tax is or becomes chargeable on such supply, the Recipient shall on demand pay to the Supplier (in addition to any other consideration for such supply) a sum equal to the amount of such Value Added Tax and the Supplier shall provide the Recipient with a Value Added Tax invoice in respect of such supply

29.2  Reimbursement of VAT

      Where, pursuant to the terms of this Agreement, the Developer (for the purposes of this Clause 29.2, being the "Payer") is required to pay, repay or reimburse the Tenant (for the purposes of this Clause 29.2, being the "Payee") for any cost, fee, charge, disbursement or expense (or any proportion of it), the Payer shall also reimburse the Payee for any part of such cost, fee, charge, disbursement or expense (or proportion of it) which represents Value Added Tax, save to the extent that the Payee is entitled to credit or repayment in respect of such Value Added Tax from HM Customs & Excise

29.3  No election by Developer

      The Developer hereby warrants that it has not made and will not make prior to completion of the Lease an election to waive exemption from VAT pursuant to paragraph 2 of Schedule 10 to the Value Added Tax Act 1994 which has effect in relation to the Site or either of the Buildings. For the purposes of this Clause 29.3, references to the Developer making an election to waive exemption from VAT shall be deemed to include references to a "relevant associate" of the Developer (as that term is defined for the purposes of Schedule 10 to the Value Added Tax Act 1994)

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                                    PART 11
                     DISPUTES, NOTICES AND SENIOR MANAGERS

30.   DISPUTES

30.1  Reference to Independent Person

      If any dispute or difference shall arise between the parties to this Agreement as to the construction or meaning of this Agreement or their respective rights, duties and obligations under this Agreement or as to any matter arising out of or in connection with the subject matter of this Agreement such dispute or difference shall (unless this Agreement otherwise expressly provides) if any party to this Agreement so requires at any time by notice served on the others (the "Determination Notice") be referred to and determined by an independent person (the "Independent Person") who shall have been qualified in respect of the general subject matter of the dispute or difference for not less than ten (10) years and who shall be a specialist in relation to such subject matter

30.2  Appointment of Independent Person

      The Independent Person shall be appointed by agreement between the parties to this Agreement or (if within ten (10) Working Days after service of the Determination Notice the parties have been unable to agree) on the application of any of the parties by such one of the following persons as the parties shall agree to be appropriate having regard to the nature of the dispute or difference in question:-

      30.2.1  the Chairman for the time being of the Bar Council

      30.2.2 the President for the time being of the Royal Institute of British Architects

      30.2.3 the President for the time being of the Royal Institution of Chartered Surveyors

      30.2.4 the President for the time being of the Chartered Institute of Arbitrators

      30.2.5 the President for the time being of the Institute of Chartered Accountants in England and Wales

      30.2.6  the President for the time being of the Law Society or (in each such case) the duly appointed deputy of such President or any other person authorised by him to make appointments on his behalf

30.3  Failure to agree Independent Person

      If within fifteen (15) Working Days after service of the Determination Notice the parties have been unable to agree which of the persons referred to in Clause 30.2 is appropriate to appoint the Independent Person then the Independent Person shall be appointed on the application of any of the parties by the President for the time being of the Law Society or his duly appointed deputy or any other person authorised by him to make appointments on his behalf

30.4  Independent Person to act as arbitrator

      Except as mentioned in Clause 30.5 any person appointed under this Clause shall act as an arbitrator in accordance with the provisions of the Arbitration Act 1996 and shall have the power to order a provisional award but the parties agree that any arbitrator appointed under this clause shall not have the powers set out in Section 48(5) of the Arbitration Act 1996 and
      shall not be entitled to order the rectification setting aside or cancellation of this Agreement or any part of it

30.5  Independent Person to act as an expert

      Whenever the parties have agreed in writing prior to his appointment that the Independent Person to be appointed under this Clause 30 shall act as an expert or this Agreement expressly so provides then the following provisions shall have effect: -

      30.5.1 the Independent Person shall act as an expert and not as an arbitrator and his decision shall be final and binding upon the parties to the dispute

      30.5.2 the Independent Person shall consider (inter alia) any written representations made on behalf of any party (if made reasonably promptly) but shall not be bound thereby

      30.5.3 the Independent Person shall be independent and shall act impartially and fairly between the parties

      30.5.4 the parties to this Agreement shall use all reasonable endeavours to procure that the Independent Person shall give his decision as speedily as reasonably possible

      30.5.5 the parties hereby consent to any hearing in connection with any such independent determination not being held in public and the decision of the Independent Person not being pronounced in public

      30.5.6 the costs of appointing the Independent Person and his costs and disbursements in connection with his duties under this Agreement shall be shared between the parties to the dispute in such proportion as the Independent Person shall determine or in the absence of such determination then equally between the parties and

      30.5.7 if the Independent Person shall be or become unable or unwilling to act then the procedure contained in this Clause 30.5 for the appointment of an expert may be repeated as often as necessary until a decision is obtained

30.6  Independent Person to determine delay

      Where the dispute or difference between the parties which was the subject of the Determination Notice shall have resulted in delay to the carrying out of the Base Building Works the Independent Person shall be entitled (inter alia) to award such extension of time for the fulfilment of the obligation in question in respect of such delay as shall in all circumstances be fair and reasonable

31.   NOTICES

31.1  Service of Notices

      Save as provided in Clause 31.2, any notice, approval, election or other communication given or made in accordance with this Agreement shall be in writing and shall be:-

      31.1.1 sent by registered (or its then equivalent) or recorded delivery post to the relevant party at such party's Address and if so sent shall be deemed to have been delivered, given or made on the date occurring 72 hours after the date it was sent; or

      31.1.2 shall be personally delivered to the relevant party at such party's Address as defined in Clause 31.1 and if so delivered shall be deemed to have been delivered given or made on the date of delivery; or

      31.1.3 Notices to the Developer shall be marked for the attention of Michael Ashley-Brown Esq at Canary Wharf Group plc One Canada Square Canary Wharf London E14 5AB with a further copy sent to The Company Secretary at Canary Wharf Group plc One Canada Square Canary Wharf London E14 5AB

      31.1.4 Requests and notices to the Tenant shall be marked for the attention of David Blowers of The Northern Trust Company of 155 Bishopsgate London EC2M 3XS with further copies sent to Doug Maclennan of The Northern Trust Company aforesaid Nick Goodwin of Harrington Consulting c/o The Northern Trust Company aforesaid and the Tenant's Solicitors until such time as any change in addressee for this purpose shall be notified to the Developer

31.2  Senior Managers' Notices

      The parties to this Agreement agree that any notice, approval, election or other communication given or made in accordance with this Agreement and relating to:-

      31.2.1 amendments to the warranties provided by any Key Consultant, Substitute Consultant, Material Trade Contractor, Tenant's Consultant or Tenant's Contractor

      31.2.2  alterations or additions to the Critical Dates Schedule

      31.2.3  Tenant's Delay

      31.2.4  Force Majeure events

      31.2.5  approval of the Tenant's Works

      31.2.6  alterations additions or variations to the Base Building Works

      31.2.7  Tenant's Requested Modifications

      31.2.8  Site visits and Site meetings

      31.2.9  early access to Tenant's Works Areas

      31.2.10 disclosures of the type set out in Clause 33.4.1(h)

      need only be served upon any of the receiving party's Senior Managers or the addressee referred to in Clause 31.1 pursuant to the provisions of Clause 31.1

32.   SENIOR MANAGERS

32.1  Designation of Senior Managers

      The Developer and the Tenant each shall by notice in writing given to the other party from time to time designate not more than three (3) senior managers (each being herein referred to as a "Senior Manager" which expression shall include any persons appointed in place of the initial persons so designated) each of whom shall have authority to represent the relevant party for the purposes of any negotiations or discussions between the Developer and the Tenant, to approve all matters requiring the approval of the relevant party pursuant to this Agreement and to have involvement at the necessary times in the performance of the obligations contained in this Agreement and all matters associated or ancillary thereto at all relevant times for so long as any provision of this Agreement remains to be performed

32.2  Identity of Senior Managers

      It is hereby acknowledged that the Developer has designated John Pagano and Tony Jordan and that the Tenant has designated Nick Goodwin of Harrington Consulting aforesaid and David Brown of Allen Stewart Partnership aforesaid as their respective Senior Managers and that no further designation of a Senior Manager is required to be made by either the Developer or the Tenant and the Developer and the Tenant respectively covenant for the benefit of the other to use reasonable endeavours to ensure that one or more of the individuals named in this Clause 32.2 as a Senior Manager for the relevant party shall remain designated as a Senior Manager until the date which is twelve months after the date of Tenant's Works Practical Completion

32.3  Reliance upon Senior Managers

      The Developer and the Tenant each acknowledges and represents to the other that the other may rely upon the directions of any one or more of its Senior Managers and that each such person has authority to act on behalf of the Developer or the Tenant (as the case may be) and to bind the Developer or the Tenant (as the case may be) in connection with this Agreement. Without prejudice to the generality of the foregoing written approvals TRM Authorisation Requests (and duplicates) and notices signed by a Senior Manager of the Developer or the Tenant (as appropriate) shall bind the relevant party for the purposes of this Agreement. Directions and other communications given to or received from any one or more of the Senior Managers shall be deemed given to and received from all of the Senior Managers

32.4  Change of Senior Managers

      The Developer and the Tenant may by written notice to the other at any time hereafter change its designation of any of the Senior Managers appointed by it with effect from the date of such notice

                                    PART 12
                              GENERAL PROVISIONS

33.   GENERAL PROVISIONS

33.1  Invalidity of Certain Provisions

      If any term of this Agreement or the application of it to any person or circumstances shall to any extent be invalid or unenforceable the same shall be severable from the remainder of this Agreement and the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by the law

33.2  Proper Law and Jurisdiction

      This Agreement shall be governed by and construed in accordance in all respects with English law and (without prejudice to Clause 30) the parties to this Agreement hereby submit to the non-exclusive jurisdiction of the High Court of Justice of England in relation to any claim dispute or difference which may arise under this Agreement and in relation to the enforcement of any judgement rendered pursuant to any such claim dispute or difference and for the purpose of Part 6.15 of Civil Procedure Rules 1998 the Tenant and the Developer hereby irrevocably agree that any process may be served on any of them by leaving a copy of it at the relevant party's Address

33.3  Social Contract Provisions

      The Tenant acknowledges that the Developer has drawn the attention of the Tenant to the desirability of:-

      33.3.1 recruiting employees who reside in the Docklands area, advertising of job vacancies in the local press and the notification of vacancies to The Docklands Recruitment Centre who are located at 316 Poplar High Street London E14 0BB (Telephone: 020 7364 1118) and the Local Business Liaison Office who are located at 5/th/ Floor One Canada Square Canary Wharf London E14 5AB (Telephone:
              020 7537 5123/5124);

      33.3.2 patronising tradesmen, suppliers, retailers and other businesses who carry out business in the Docklands area; and

      33.3.3 the fostering of training facilities for residents of the Docklands area to secure as many people as may be practical to be suitably qualified for the range of job opportunities being created at the Development Site

33.4  Confidentiality Provisions

      33.4.1 None of the parties to this agreement shall without the prior written consent of all the other parties to this agreement disclose or publish to any third party ("Disclosure") or make public announcement of wilfully or negligently permit or cause Disclosure of any financial or other details whatsoever naming the parties hereto or otherwise relating to the transaction hereby effected except:-

              (a) any particular extracts or details which must be the subject of Disclosure to comply with any Stock Exchange or any statutory requirements or the lawful requirements of any regulatory, governmental or official body

              (b) to group companies or professional advisers of each of the parties who need to know such details and who have first agreed to be bound by the provisions of this Clause 33.4

              (c) to the extent necessary to comply with any legal obligation or legal requirement

              (d) to the extent necessary to comply with or give effect to the terms of this agreement

              (e) to the Inland Revenue or any other governmental, public or official body for taxation, rating or registration purposes

              (f) to the extent they are already in the public domain, otherwise than as a result of a breach of this Clause 33.4

              (g) that the Developer shall be entitled to issue a press release announcing this agreement in a form which has been approved by the Tenant (such approval not to be unreasonably withheld)

              (h) in the case of the Trade Contractors and Key Consultants and Consultants to whom the Developer may disclose an edited version of this agreement which has been previously approved by the Tenant (such approval not to be unreasonably withheld where such edited version does not include any financial details) provided that if the Tenant does not approve or reasonably refuse to permit such Disclosure within five (5) Working Days of request by the Developer the Tenant shall be deemed to have approved such Disclosure

      33.4.2 This Clause 33.4 shall remain in effect until the expiry of a period of three (3) years from Base Building Works Practical Completion

      33.4.3 This Clause 33.4 shall not apply to Disclosure by or on behalf of any party to this Agreement to any third parties and/or their professional advisers in pursuance of rent review arbitrations or determinations or negotiations or legal proceedings adjudications or other bona fide negotiations or dealings with and/or relating to the Development Site and/or the Building or any part thereof (including for the avoidance of doubt disclosures by the Developer to any financier or the mortgagee or prospective financier or mortgagee of the Development Site and/or Building or any part of them) or the disposal of or acquisition of an interest in the whole or any part of the relevant party or any Group Company of the relevant party or any financing by the relevant party or any Group Company of the relevant party or any Disclosure to any insurers or prospective insurers of the Development Site and/or Building or any part of them or works in connection with or items on the same

33.5  Limitation of the Developer's Liability

      33.5.1 The Developer's obligations and duties in respect of the design, supervision, carrying out and completion of the Base Building Works and the fitness of the Base Building Works for the purposes of the Tenant shall be expressly limited to the express contractual obligations contained in this Agreement and any other right of action by either the Tenant, its successors in title or persons deriving title under it against the Developer whether in tort or otherwise is hereby excluded

      33.5.2 The Tenant hereby waives all of its rights (if any) in respect of any claims for loss of profits loss of business or indirect losses or consequential damages of any kind arising from any breach by the Developer of its obligations contained in this Agreement

      33.5.3 The obligations and liabilities of the Developer under this Agreement (other than to grant the Lease) are personal and shall not bind successors in title and any covenants on the part of the Developer which would otherwise be implied by law are hereby expressly excluded

33.6  Assignment of this Agreement

      33.6.1 Prior to the completion of the Lease the benefit of this Agreement shall be personal to the Tenant and shall be non-assignable by it

      33.6.2 Subject to the provisions of Clause 33.6.1 following completion of the Lease the Tenant and any tenant under the Lease shall be entitled to assign the benefit of the provisions of this Agreement to any assignee of either Lease and the Developer and the Developer's Surety shall if so required by any such tenant enter into a deed (at the request and cost of such tenant) under which the Developer and the

              Developer's Surety acknowledges to such assignee its obligations under this Agreement such deed to be in the form set out in
              Schedule 2

      33.6.3  Nothing contained in this Agreement shall prevent:-

              (a) The Developer from dealing with its interest in and with the benefit of the Agreement in order to seek and obtain financing for the purposes of enabling it to perform its obligations pursuant to this Agreement and/or for the purposes of entering into finance leasing or securitisation arrangements relating to this Agreement or the Site or any part of the Development Site; or

              (b) any mortgagee, chargee or assignee by way of security of the benefit of this Agreement from assigning the benefit of this Agreement following enforcement of its security or from requiring the Tenant in accordance with the provisions of this Agreement to accept the Lease

      33.6.4 The Tenant confirms and agrees that following enforcement of security by any mortgagee, chargee or assignee by way of security of the Developer's interest in this Agreement the Tenant shall owe identical obligations to such mortgagee, chargee or assignee

33.7  Interest on Late Payments

      If and so often as any of the sums payable hereunder by the Tenant to the Developer or by the Developer to the Tenant shall be unpaid after becoming due and payable the party from whom such payment shall be due shall pay on demand interest on such unpaid sums from the due date until payment in cleared funds at the Interest Rate

33.8  Further Assurance

      Each of the parties to this Agreement hereby agrees to do or cause to be done all acts and things and enter into any deed or document, either severally or jointly with third parties, which the Tenant or the Developer may reasonably consider necessary or desirable to give effect to this Agreement

33.9  Terms of Contract and Incorporation of other Agreements

      33.9.1  The parties acknowledge that:-

              (a)  this Agreement;

              (b)  the Annexures;

              (c) any plan, inventory or agreed form of document annexed to this Agreement or signed or initialled for identification with, and on the entering into of, this Agreement (whether individually or as part of a bundle or volume so signed or initialled); and

              (d) any additional provision or variation of any term of this Agreement agreed in writing between the parties (or, with their authority, their respective solicitors) on the entering into of this Agreement (any such additional provision or variation being incorporated into this Agreement by this provision) contain all of the terms of the contract between them for the construction of the Demised Premises forming part of the Building to be constructed on the Site and the leasing of them to the Tenant

       33.9.2 To the extent necessary to ensure the legal validity of this Agreement there are incorporated in this Agreement the Option Agreement dated today's date made between the Developer (1) the Tenant (2) the Developer's Guarantor (3) relating to Floor 3 and Floor 4 of the Building

33.10  Modifications of Agreement

       No modification, alteration or waiver of any of the provisions of this Agreement, except as otherwise provided in it, shall be effective unless the same is in writing and signed by the party against which the enforcement of such modification, alteration or waiver is sought

33.11  No Waiver

       The failure of any party at any time to require performance by any other party of any provision of this Agreement shall in no way affect the right of such party to require performance of that provision

33.12  Merger of Prior Agreements

       This Agreement, the documents incorporated in this Agreement and the Annexures contain the entire agreement between the parties relating to the transactions contemplated by it or them and all other prior or contemporaneous agreements, understandings, representations and statements, whether oral or written relating to the transactions so contemplated, are merged in this Agreement

33.13  Costs

       It is hereby agreed that each party to this Agreement shall bear its own costs in connection with the drafting, negotiation and completion of this Agreement and the transactions contemplated by it

33.14  Third Party Rights

       A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement but this does not affect any right or remedy of a third party which exists or is available apart from that Act

34.    DEVELOPER'S SURETY GUARANTEE

34.1   Indemnity by Developer's Surety

       The Developer's Surety hereby covenants with the Tenant as a primary obligation that the Developer or the Developer's Surety shall at all times duly perform and observe all the covenants on the part of the Developer contained in this Agreement and the Developer's Surety shall indemnify and keep indemnified the Tenant against all claims demands losses damages liability costs fees and expenses whatsoever sustained by the Tenant by reason of or arising out of any default by the Developer in the performance and observance of any of its obligations provided that the Tenant shall take such steps as shall be reasonable to mitigate such loss having regard to the nature of the breach

34.2  Developer's Surety jointly and severally liable with Developer

      The Developer's Surety hereby further covenants with the Tenant that the Developer's Surety is jointly and severally liable with the Developer (whether before or after any disclaimer by a liquidator or trustee in bankruptcy) for the fulfilment of all the obligations of the Developer under this Agreement and agrees that the Tenant in the enforcement of its rights hereunder may proceed against the Developer's Surety as if the Developer's Surety were named as the Developer in this Agreement

34.3  Waiver by Developer's Surety

      The Developer's Surety hereby waives any right to require the Tenant to proceed against the Developer or to pursue any other remedy whatsoever which may be available to the Tenant before proceeding against the Developer's Surety and the terms of this Clause 34.3 shall be a continuing guarantee and shall remain in full force and effect until each and every part of the obligations and covenants on the part of the Developer shall have been discharged and performed in full

34.4  No release of Developer's Surety

      None of the following or any combination thereof shall release discharge or in any way lessen or affect the liability of the Developer's Surety under this Agreement:-

      34.4.1 any neglect delay or forbearance of the Tenant in endeavouring to obtain payment of amounts required to be paid by the Developer or in enforcing the performance or observance of any of the obligations of the Developer under this Agreement

      34.4.2  any extension of time given by the Tenant to the Developer

      34.4.3 any variation of the terms of this Agreement with or without the consent of the Developer's Surety or the transfer of the Tenant's reversion or the assignment of this Agreement

      34.4.4 any change in the identity constitution structure or powers of any of the Developer the Developer's Surety the Tenant or the liquidation administration or bankruptcy (as the case may be) of either the Developer or the Developer's Surety

      34.4.5 any legal limitation or immunity disability or incapacity of the Developer (whether or not known to the Tenant or the fact that any dealings with the Tenant by the Developer may be outside or in excess of the powers of the Developer

      34.4.6 any other act omission matter or thing whatsoever whereby but for this provision the Developer's Surety would be exonerated either wholly or in part (other than a release under seal given by the Tenant)


I N   W I T N E S S whereof the parties have executed this Agreement as a deed and intend the same to be delivered on the day and year first before written

                                  SCHEDULE 1
                               Jewish Holy Days

Year 2000
First Day Passover                                    Thursday, April 20
Second Day Passover                                   Friday, April 21
Seventh Day Passover                                  Wednesday, April 26
Eighth Day Passover                                   Thursday, April 27
First Day Shavuoth                                    Friday, June 9
Second Day Shavuoth                                   Saturday, June 10
First Day Rosh Hashanah                               Saturday, September 30
Second Day Rosh Hashanah                              Sunday, October 1
Yom Kippur                                            Monday, October 9
First Day Sukkoth                                     Saturday, October 14
Second Day Sukkoth                                    Sunday, October 15
Shemini Azereth                                       Saturday, October 21
Simchath Torah                                        Sunday, October 22

Year 2001
First Day Passover                                    Sunday, April 8
Second Day Passover                                   Monday, April 9
Seventh Day Passover                                  Saturday, April 14
Eighth Day Passover                                   Sunday, April 15
First Day Shavuoth                                    Monday, May 28
Second Day Shavuoth                                   Tuesday, May 29
First Day Rosh Hashanah                               Tuesday, September 18
Second Day Rosh Hashanah                              Wednesday, September 19
Yom Kippur                                            Thursday, September 27
First Day Sukkoth                                     Tuesday, October 2
Second Day Sukkoth                                    Wednesday, October 3
Shemini Azereth                                       Tuesday, October 9
Simchath Torah                                        Wednesday, October 10

Year 2002
First Day Passover                                    Thursday, March 28
Second Day Passover                                   Friday, March 29
Seventh Day Passover                                  Wednesday, April 3
Eighth Day Passover                                   Thursday, April 4
First Day Shavuoth                                    Friday, May 17
Second Day Shavuoth                                   Saturday, May 18
First Day Rosh Hashanah                               Saturday, September 7
Second Day Rosh Hashanah                              Sunday, September 8
Yom Kippur                                            Monday, September 16
First Day Sukkoth                                     Saturday, September 21
Second Day Sukkoth                                    Sunday, September 22
Shemini Azereth                                       Saturday, September 28
Simchath Torah                                        Sunday, September 29

Year 2003
First Day Passover                                    Thursday, April 17
Second Day Passover                                   Friday, April 18
Seventh Day Passover                                  Wednesday, April 23
Eighth Day Passover                                   Thursday, April 24
First Day Shavuoth                                    Friday, June 6

Second Day Shavuoth                                   Saturday, June 7
First Day Rosh Hashanah                               Saturday, September 27
Second Day Rosh Hashanah                              Sunday, September 28
Yom Kippur                                            Monday, October 6
First Day Sukkoth                                     Saturday, October 11
Second Day Sukkoth                                    Sunday, October 12
Shemini Azereth                                       Saturday, October 18
Simchath Torah                                        Sunday, October 19

Year 2004
First Day Passover                                    Tuesday, April 6
Second Day Passover                                   Wednesday, April 7
Seventh Day Passover                                  Monday, April 12
Eighth Day Passover                                   Tuesday, April 13
First Day Shavuoth                                    Wednesday, May 26
Second Day Shavuoth                                   Thursday, May 27
First Day Rosh Hashanah                               Thursday, September 16
Second Day Rosh Hashanah                              Friday, September 17
Yom Kippur                                            Saturday, September 25
First Day Sukkoth                                     Thursday, September 20
Second Day Sukkoth                                    Friday, October 1
Shemini Azereth                                       Thursday, October 7
Simchath Torah                                        Friday, October 8

Year 2005
First Day Passover                                    Sunday, April 24
Second Day Passover                                   Monday, April 25
Seventh Day Passover                                  Saturday, April 30
Eighth Day Passover                                   Sunday, May 1
First Day Shavuoth                                    Monday, June 13
Second Day Shavuoth                                   Tuesday, June 14
First Day Rosh Hashanah                               Tuesday, October 4
Second Day Rosh Hashanah                              Wednesday, October 5
Yom Kippur                                            Thursday, October 13
First Day Sukkoth                                     Tuesday, October 18
Second Day Sukkoth                                    Wednesday, October 19
Shemini Azereth                                       Tuesday, October 25
Simchath Torah                                        Wednesday, October 26

                                  SCHEDULE 2
   (Form of Deed of Acknowledgement of certain Developer's obligations to be provided in respect of each Lease)

T H I S   D E E D is made

B E T W E E N:-

(1) HERON QUAYS PROPERTIES LIMITED (Company Registration Number 2276627) whose registered office as at One Canada Square Canary Wharf London E14 5AB (hereinafter called "the Developer"); and

(2)  [                      ] (hereinafter called the "Assignee")

(3) CANARY WHARF GROUP PLC (Company Registration Number 3114622) whose registered office is at One Canada Square Canary Wharf London E14 5AB (hereinafter called "the Developer's Surety")

W H E R E A S

(A) Pursuant to Clause 4.21 of the Underlease (as hereinafter defined) the Tenant has assigned the benefit of the Underlease to the Assignee and the Tenant has further assigned the benefit of the Agreement for Lease to the Assignee

(B) Pursuant to the Agreement for Lease (as hereinafter defined) the Developer and the Developer's Surety have agreed to acknowledge that their respective obligations under the Agreement for Lease continue to subsist for the benefit of the Assignee

N O W   T H I S   D E E D   W I T N E S S E T H:

1. In this Deed where the context otherwise requires the following words and expressions shall have the meanings hereunder assigned to them

    "Agreement for Lease" means an agreement for lease dated [ ] made between the Developer (1) The Northern Trust Company (2) and the Developer's Surety
    (3) in relation to B1 B1M and Floors 5-11 HQ-4 Canary Wharf London E14

    "the Tenant" means The Northern Trust Company

    "the Underlease" means a lease dated [                 ] made between the
    Developer (1) Canary Wharf Management Limited (2) and the Tenant (3) in relation to B1M and Floors 9-11 and B1 and Floors 5-8 HQ-4 Canary Wharf London E14

2.  The Developer and the Developer's Surety hereby acknowledge (for the
    purposes of enforcement) that with effect from [               ] references
    to the Tenant in the Agreement for Lease shall be deemed to be references to the Assignee and that the Assignee (in substitution for the Tenant) shall be entitled to rely upon and enforce the terms of the Agreement against the Developer and the Developer's Surety to the same extent as the Tenant would have been so entitled

I N   W I T N E S S whereof the parties have executed this Deed as their deed the day and year first above written

Executed as a Deed by             )
HERON QUAYS PROPERTIES LIMITED]   )
acting by:-                       )

                                  Director

                          Director/Secretary


The Common Seal of                )
[ASSIGNEE] was hereunto           )
affixed in the presence of:-      )

                                  Director

                                  Secretary


Executed as a Deed by             )
CANARY WHARF GROUP PLC            )
acting by:-                       )

                                  Director

                          Director/Secretary

                                  SCHEDULE 3
          (Form of Licence re Tenant's Works and Reinstatement TRM's)

THIS LICENCE is made the       day of              Two thousand

BETWEEN (1) the Developer and (2) the Tenant

WITNESSETH as follows:-



1. IN this Licence save where the context otherwise requires the following words and expressions have the meanings hereunder assigned to them:-

1.1 "Developer" and "Tenant" respectively mean the parties whose name and registered office are set forth in the First Schedule and their successors in title

1.2 "Premises" means the premises described in the Second Schedule

1.3 "Lease" means the lease of the Premises made between the parties hereto and
    dated [      ] for a term of [       ] years from [      ]

1.4 "Reinstatement TRM's" means the Tenant's Requested Modifications set out in
    Part 2 of the Fourth Schedule

1.5 "Drawings" means the drawings specified in Part 1 the of Third Schedule copies of which are annexed to this Licence

1.6 "Specifications" means the specifications specified in Part 2 of the Third Schedule copies of which are annexed to this Licence

1.7 "Works" means the alterations to the Premises carried out in conformity with the Drawings and Specifications

1.8 "Tenant's Requested Modifications" means the modifications set out in Part 1 of the Fourth Schedule

2. THE Developer has granted to the Tenant licence and consent for the carrying out of the Works

3.  THE Tenant covenants with the Developer:-

3.1 to pay any increased insurance premiums that may be occasioned by reason of the Works

3.2 to comply with clause 4.10 of the Lease in respect of the Works

3.3 on the expiration or sooner determination of the Lease to reinstate and make good the Reinstatement TRM's substituting where relevant the [Base Building Definition items - details to be inserted prior to completion of the Licence]

4.  IT is agreed and declared that:

4.1 The covenants on the part of the Tenant and the conditions contained in the Lease shall take effect subject to and with the benefit of this Licence

4.2 The proviso for re-entry in the Lease shall be exercisable on breach of any of the covenants in this Licence on the part of the Tenant as well as on the happening of any of the events mentioned in the said proviso

4.3 Save as varied by this Licence the covenants and conditions in the Lease shall remain in full force and effect

IN WITNESS whereof the parties hereto have executed this Licence as a deed and intend the same to be delivered on the day and year first above written

                              THE FIRST SCHEDULE
                                 (The Parties)

(a)  "the Developer"          :
                                           whose registered office is at
(b)  "the Tenant"             :
                                           whose registered office is at


                              THE SECOND SCHEDULE
                                (The Premises)



                              THE THIRD SCHEDULE
                                    PART 1
                                (The Drawings)

Number                   Title                    Prepared by



                                    PART 2
                             (The Specifications)


                              THE FOURTH SCHEDULE
                                    PART 1
                      (Tenant's Requested Modifications)


                                    PART 2
                             (Reinstatement TRM's)


Executed as a Deed by        )
[Developer] acting by:-      )

                             Director

                             Secretary



Executed as a Deed by        )
[Tenant] acting by:-         )

                             Director

                             Secretary

                                  SCHEDULE 4
                           Method Statement Matters


1. details of the professional team and contractors for the design and carrying out of each part of the Tenant's Works

2.   details of the proposed construction schedule for the Tenant's Works

3. proposals for the liaison, co-ordination and co-operation between the Developer and/or CWCL and the Tenant's Consultants and the Tenant's Senior Managers (as defined in Clause 32) and the Tenant's Contractors and the Tenant's Representative

4. proposals for the means and times of access to the proposed Tenant's Work Areas and other parts of the Building and the Site and the restrictions and regulations relative to such access

5. proposals for the date and times of delivery to the Site of materials and equipment intended for incorporation or use in the Tenant's Works

6. proposals for the storage on-site of the materials and equipment intended for incorporation in the Tenant's Works

7. proposals for the method by which, on a regular basis, surplus materials and refuse and rubbish of the Tenant, its contractors, servants and agents are to be removed from the areas of the Development Site, the Site and the Building to which such persons shall have access to the areas reasonably and properly designated by the Developer and/or CWCL as collection points or to areas outside the Development Site

8. proposals for keeping free and unobstructed all escape routes in relation to the Building and procuring that all vehicles visiting the Building in connection with the Tenant's Works go directly to the unloading points designated in writing to the Tenant for such purpose from time to time by the Developer and/or CWCL and leave the Building, the Site and the Development Site promptly upon unloading being completed to the extent reasonably able to do so

9. proposals complying in all respects with the requirements and procedures of the Developer and/or CWCL notified in writing to the Tenant in respect of the delivery of materials for use in connection with the Tenant's Works including the days and hours on and within which deliveries may be made provided always that no restriction shall be placed in respect of deliveries solely by reason of a day being a Holy Day

10. where appropriate proposals for consulting and thereafter complying in all proper respects with the proper requirements of the police and all relevant statutory authorities in respect of the delivery of materials for use in connection with the Tenant's Works

11. proposals for complying in all respects with the safety and floor loading requirements of the Developer and/or CWCL notified in writing to the Tenant in respect of the storage of materials in connection with the Tenant's Works

12. proposals for complying in all respects with the requirements of the Developer and/or CWCL notified in writing to the Tenant in respect of the security and protection of the Building and the Site and make arrangements satisfactory to the Developer and/or CWCL for the security and protection of the Tenant's Works and the materials being used in relation to the same

13. proposals for complying in all respects with the CDM Regulations, with legislation in respect of Safety Health and Welfare and the reasonable safety requirements of the Developer and/or CWCL

14. proposals for complying in all reasonable respects with the reasonable requirements and procedures of the Developer and/or CWCL promulgated and notified in writing to the Tenant from time to time in respect of security industrial relations and hours or working (other than any limitations imposed in respect of Holy Days)

15. proposals for not obstructing or causing or permitting or suffering to be obstructed (save during the proper carrying out of any part of any Tenant's Works to the same) the means of access to:-

15.1  the vertical surfaces of the remainder of the Base Building Works;

15.2 plant machinery and equipment installed as part of the remainder of the Base Building Works;

15.3  any service ducts and risers;

15.4  any part of the Building, the Site and the Development Site

16. proposals for keeping noise levels to a minimum so as not to cause nuisance to any occupiers of the remainder of the Development Site

                                  SCHEDULE 5
                                "Preliminaries"


1. All management and site supervision staff directly and properly engaged by the Developer to carry out the overall management of the construction of the Base Building Works (whether employees of the Developer or CWCL or not)

2. Temporary office accommodation and welfare facilities for the Developer's and/or CWCL's own management and site supervision staff

3. Provision of office equipment for use by the Developer's and/or CWCL's own management and site supervision, staff comprising; furniture, stationery, telephones, facsimile machines, I.T. equipment including construction information systems, postage, couriers, document management systems and associated consumables

4.    Provision of and payment of costs and charges in respect of:-

4.1 Telephone and fax calls, incurred by the Developer's and/or CWCL's own management staff;

4.2   Water, electricity and gas used on Site;

4.3   Reproduction of drawings and documents

5. Provision of central/shared and/or common use facilities for the Developer's and/or CWCL's and Trade Contractors' use and overall site safety limited to:-

5.1 Fixed location tower cranes including all associated operatives for durations appropriate for the fitting out programme (for the avoidance of doubt all other cranage/lifting equipment is provided by the relevant Trade Contractors)

5.2 Material and/or personnel hoists including all associated operatives appropriate to the fitting out programme, (temporary use may be made of the permanent lift installation)

5.3 Site welfare facilities comprising toilets, washrooms, drying rooms and canteen

5.4   Site first aid facilities

5.5   Temporary power and lighting comprising:

      5.5.1  Background Health & Safety lighting to all necessary areas

      5.5.2  110v power supply

      5.5.3  temporary heating and plumbing

      (for the avoidance of doubt task lighting and special power supplies beyond 110v are provided by the Trade Contractors)

5.6   temporary water supply

5.7 temporary barriers, construction barricades and/or scaffolding required to comply with current legislation in respect of current Health & Safety and CDM Regulations. (For the avoidance of doubt scaffolding/access equipment directly required for access to construct the works will be provided by the Trade Contractors)

5.8 general purpose labour gangs for removal of rubbish off site from a central site location including disposal

5.9 central loading/unloading area and the generation of loading areas/docks. (For the avoidance of doubt, plant and equipment for unloading of Trade Contractors materials will be provided by the Trade Contractors)

5.10 site survey and equipment for the provision of main control points for setting out the works

5.11 space within the Canary Wharf and Canary Wharf South Development for Trade Contractors to locate their own temporary offices, storage containers and the like. (Such temporary offices, storage containers and the like to be provided direct by the Trade Contract)

6. Providing safety measures to comply with Health & Safety at Works Act 1974, Environmental Protection Act 1990, CDM Regulations and any statutory modification or re-enactment thereof

7. Other sundry costs and charges incurred by the Developer and/or CWCL including:-

7.1 Maintenance, repairs and cleaning to facilities and services referred tin in Clauses 2 - 5 of this Schedule

7.2   Provision of independent witness/inspection services

7.3   Refreshments at project/site meetings

7.4   Provision of the Developer's and the Tenant's progress photographs

7.5 Travelling and hotel expenses and reasonable out of pocket expenses incurred by the Developer's own management and site supervision staff

7.6 Provision of site communication and/or radio systems for use by the Developer's own management and site supervision staff

7.7   Site security

Executed as a Deed by            )
HERON QUAYS PROPERTIES LIMITED   )
acting by                        )

                                 /s/ George Iacodescu
                                 ----------------------
                                 George Iacodescu
                                 Director

                                 /s/ John Garwood
                                 ----------------------
                                 John Garwood
                                 Secretary



Executed as a Deed by            )
THE NORTHERN TRUST COMPANY       )
acting by                        )

                                 /s/ David C. Blowers
                                 -----------------------
                                 David C. Blowers
                                 Authorised Signatory

                                 /s/ Douglas MacLennan
                                 -----------------------
                                 Douglas MacLennan
                                 Authorised Signatory



Executed as a Deed by            )
CANARY WHARF GROUP PLC           )
acting by                        )

                                 /s/ George Iacodescu
                                 ----------------------
                                 George Iacodescu
                                 Director

                                 /s/ John Garwood
                                 ----------------------
                                 John Garwood
                                 Secretary